UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

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Sykes Enterprises, Incorporated

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SYKES ENTERPRISES, INCORPORATED

April 15, 2016

Dear Shareholder:

I am pleased to invite you to attend the Sykes Enterprises, Incorporated 2016 Annual Meeting of Shareholders. The meeting will be held at Rivergate Tower, 400 North Ashley Drive, 20th Floor, Suite 2000, Tampa, Florida, 33602, on Tuesday, May 17, 2016, at 8:00 a.m., Eastern Daylight Saving Time. In the following pages, you will find the Notice of Annual Meeting of Shareholders as well as a proxy statement which describes the items of business to be conducted at the meeting.

Your vote is important, so to assure your representation at the Annual Meeting, please vote on the matters described in this proxy statement by completing the enclosed proxy card and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote those shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from that nominee authorizing you to vote the shares, and you present that power of attorney or proxy at the Annual Meeting.

Sincerely,

James T. Holder
Secretary

Important notice regarding the availability of proxy materials for the Shareholders Meeting To Be Held On May 17, 2016

This proxy statement and our 2015 Annual Report to Shareholders are available at:

https://materials.proxyvote.com/871237

SYKES ENTERPRISES, INCORPORATED

400 North Ashley Drive

Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	8:00 a.m. Eastern Daylight Saving Time on May 17, 2016

Place:	Rivergate Tower 400 N. Ashley Drive, 20th Floor, Suite 2000, Tampa, FL 33602

Items of Business:	1. To elect four directors, three to hold office until the 2019 Annual Meeting of Shareholders and one to hold office until the 2018 Annual Meeting of Shareholders;

2. To hold a shareholder advisory vote on executive compensation;

3. To vote on the approval of the material terms of the performance goals specified in the 2011 Equity Incentive Plan;

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

5. To transact any other business as may properly come before the Annual Meeting.

Only shareholders of record as of the close of business on March 18, 2016, will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

Tampa, Florida

April 15, 2016

By Order of the Board of Directors,

James T. Holder
Secretary

GENERAL INFORMATION

SYKES ENTERPRISES, INCORPORATED

400 North Ashley Drive

Tampa, Florida 33602

PROXY STATEMENT

2016 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 17, 2016

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Rivergate Tower, 400 North Ashley Drive, 20th Floor, Suite 2000, Tampa, Florida, 33602, on Tuesday, May 17,

2016, at 8:00 a.m., Eastern Daylight Saving Time, and any adjournment or postponement of the Annual Meeting.

This proxy statement and the annual report to shareholders of the Company for the year ended December 31, 2015 are first being mailed on or about April 15, 2016 to shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled To Vote

The record date for the Annual Meeting is March 18, 2016. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 42,782,509 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). At the Annual Meeting, if a quorum exists, directors will be elected by a majority vote, as more fully described under Proposal 1 – Election of Directors below. Approval of the other proposals will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Broker non-votes will not be counted as votes cast in determining whether a Proposal has been approved.

Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board of Directors (the “Board”) currently is comprised of eight individuals, and is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), as nearly equal in number as possible, with each class serving a three-year term expiring at the third annual meeting of shareholders after its election. The term of the two current CLASS II directors will expire at the Annual Meeting. Mr. Ian A. Macdonald, whose term is expiring at this meeting, and who has served on the Board for 11 years, has notified the Board that he will retire and not stand for re-election this year. In addition, James K. Murray, Jr., a Class III director, resigned from the Board effective January 1, 2016. On March 15, 2016, the Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Vanessa C.L. Chang as a director to fill the vacancy created by Mr. Murray’s resignation. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Mr. Paul L. Whiting, Lt. General Michael DeLong (Ret.), and Carlos E. Evans to stand for election as CLASS II directors, whose terms will all expire at the 2019 Annual Meeting of Shareholders. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, nominated Ms. Chang to stand for election as a CLASS III director, whose term will expire at the 2018 Annual Meeting of Shareholders.

Provided that a quorum is present at the Annual Meeting, each nominee shall be elected by the affirmative vote of a majority of the votes cast with respect to that nominee’s election. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include (i) votes for the election of such director and (ii) votes against the election of such director, and shall exclude abstentions with respect to that director’s election and broker non-votes.

Incumbent directors Whiting, DeLong and Chang have provided to the Company contingent letters of resignation from the Board which shall become effective only if such director fails to receive a sufficient number of votes for re-election at the Annual Meeting and the Board determines to accept the resignation. The Board will consider and act upon the letter of resignation of a director who fails to receive the affirmative vote of a majority of the votes cast on his election within ninety (90) days after the date on which the election results were certified and will promptly make public disclosure of the results of its decision. The Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who has tendered his resignation shall not participate in the decision of the Board with respect to his resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until his successor is duly elected, or his earlier resignation or removal.

In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS IN THE CLASS SPECIFIED AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE NOMINEES. EXECUTED PROXIES IN THE ACCOMPANYING FORM THAT ARE NOT OTHERWISE MARKED WILL BE VOTED AT THE ANNUAL MEETING “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

Directors Standing for Election at the 2016 Annual Meeting

CLASS II — TERM EXPIRES AT THE 2019 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Paul L. Whiting (1)(4)	72	Director & Non-Executive Chairman	2003
Lt. General Michael DeLong (Ret.) (2)(3)	70	Director	2003
Carlos E. Evans	64	Nominee for director

CLASS III — TERM EXPIRES AT THE 2018 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Vanessa C.L. Chang (4)	63	Director	2016

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PROPOSAL 1: ELECTION OF DIRECTORS

Directors Whose Term of Office Continues

CLASS I — TERM EXPIRES AT THE 2017 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
James S. MacLeod (2)(4)(5)	68	Director	2005
William D. Muir, Jr. (2)(5)	47	Director	2014
Lorraine L. Lutton (3)(4)	50	Director	2014

CLASS III — TERM EXPIRES AT THE 2018 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Charles E. Sykes	53	Director, President & Chief Executive Officer	2004
William J. Meurer(3)(4)(5)	72	Director & Chairman of the Audit Committee	2000

(1)	Chairman of the Board
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Audit Committee
(5)	Member of the Finance Committee

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Qualifications and Biographical Information

Biographical information for each of the director nominees is set forth below, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the director nominees should serve as a director.

Our Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge, and we believe that, as a group, they work effectively together in overseeing our business. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term best interests of our shareholders. While we do not have a formal diversity policy, we believe that our directors’ diversity of backgrounds and experiences, which include public accounting, military, aerospace, manufacturing, banking, technology, healthcare, telecommunications, finance and retail, results in different ideas and varying viewpoints that contribute to effective oversight of our business.

Mr. Whiting

Director Since December 2003

Paul L. Whiting was elected to the Board of Directors in December 2003 and was elected Non-Executive Chairman in August 2004. He is also a member of the Board’s Audit Committee. Since 1997, Mr. Whiting has been President of Seabreeze Holdings, Inc., a privately held investment company. Previously, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chairman, Chief Executive Officer and Chief Financial Officer. Presently, Mr. Whiting sits on the boards of TECO Energy, Inc. (a public company) and Tampa Electric Company, New Mexico Gas Company, The Bank of Tampa and its holding company, The Tampa Bay Banking Co. Mr. Whiting also serves on the boards of various civic organizations, including, among others, the Academy Prep Center of Tampa, Inc., a full scholarship, private, college preparatory middle school for low-income children, where he is a Trustee and past Board President.

Qualifications:

•

Mr. Whiting’s public company CEO, CFO and director experience as well as his private investment company business experience provides a unique combination of leadership, financial and business analytical skills, business judgment and investment banking knowledge to the Board as the Company’s non-executive Chairman.

Lt. Gen. DeLong

Director Since September 2003

Lt. General Michael DeLong (USMC Retired) was elected to the Board of Directors in September 2003 and is Chairman of the Nominating and Corporate Governance Committee and a member the Compensation Committee. From October 2003 to February 2008, Lt. Gen. DeLong served as Vice Chairman of Shaw Arabia Limited, President of Shaw CentCom Services, LLC, and Senior Vice President of the Shaw Group, Inc. From February, 2008 through February 2013, Lt. Gen. DeLong served as Vice President of Boeing International Corporation. On March 1, 2013, Lt. Gen. DeLong was named President and CEO and General Manager of Gulf to Gulf Contractors International and serves as an advocate for several companies in Kuwait and Saudi Arabia in transactions with Boeing. From 1967 until his retirement on November 1, 2003, Lt. Gen. DeLong led a distinguished military career, most recently serving as the Deputy Commander, United States Central Command at MacDill Air Force Base, Tampa, Florida. He holds a Master’s Degree in Industrial Management from Central Michigan University and an honorary Doctorate in Strategic Intelligence from the Joint Military Intelligence College and graduated from the Naval Academy as an Aeronautical Engineer.

Qualifications:

•

Gen. DeLong’s military career, together with his international business executive experience, allows him to bring to the Board leadership and skills in strategic analysis and judgment as well as a knowledge of international business and political environments.

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PROPOSAL 1: ELECTION OF DIRECTORS

Mr. Sykes

Director Since August 2004

Charles E. Sykes was elected to the Board of Directors in August 2004 to fill the vacancy created by the retirement of the Company’s founder and former Chairman, John H. Sykes. Mr. Charles Sykes joined the Company in September 1986 and has served in numerous capacities throughout his years with the Company. Mr. Sykes was appointed as Vice President of Sales, North America in 1999 and between the years of 2000 to 2003 served as Group Executive, Senior Vice President of Marketing and Global Alliances, and Senior Vice President of Global Operations. Mr. Sykes was appointed President and Chief Operating Officer in July, 2003 and was named President and Chief Executive Officer in August 2004. Mr. Sykes received his Bachelor of Science degree in mechanical engineering from North Carolina State University in 1985. He currently serves on the boards of the Greater Tampa Chamber of Commerce, the Tampa Bay Partnership and the Tampa Bay Metro Board of the American Heart Association, as a director of Feeding America of Tampa Bay, Inc. and Junior Achievement of Tampa Bay, serves on the Board of Visitors for North Carolina State University, and is a member of the Florida Council of 100.

Qualifications:

•

As the Chief Executive Officer of the Company, Mr. Sykes provides the Board with information gained from hands-on management of Company operations, identifying near-term and long-term goals, challenges and opportunities. As the son of the Company’s founder and having worked for the Company for his full career, he brings a continuity of mission and values on which the Company was established.

Mr. MacLeod

Director Since May 2005

James S. MacLeod was elected to the Board of Directors in May 2005 and is Chairman of the Compensation Committee and is a member of the Audit Committee and the Finance Committee. Mr. MacLeod has served in various positions at CoastalStates Bank in Hilton Head Island, South Carolina since February 2004 and is currently its President. He also serves as Senior Managing Director and CEO of Homeowners Mortgage Enterprises, Inc. a subsidiary of CoastalStates Bank. Mr. MacLeod serves on the Board of Directors of CoastalStates Bank and has served as Chairman of the Board and Chief Executive Officer of CoastalSouth Bancshares, its holding company, since 2011. From June 1982 to February 2004, he held various positions at Mortgage Guaranty Insurance Corp in Milwaukee, Wisconsin, the last 7 years serving as its Executive Vice President. Mr. MacLeod has a Bachelor of Science degree in Economics from the University of Tampa, a Master of Science in Real Estate and Urban Affairs from Georgia State University and a Masters in City Planning from the Georgia Institute of Technology. Mr. MacLeod is also a Trustee of the Allianz Global Investors Funds and serves as Chairman of their Governance Committee.

Qualifications:

•

As a result of his extensive financial services background, Mr. MacLeod brings to the Board valuable financial analytical skills and experience, a deep understanding of cash transaction and management issues, as well as business acumen and judgment.

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PROPOSAL 1: ELECTION OF DIRECTORS

Mr. Meurer

Director Since October 2000

William J. Meurer was elected to the Board of Directors in October 2000 and is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for Lifelink Foundation, Inc. and as a member of the Board of Directors of the Eagle Family of Funds and Walter Investment Management Corporation.

Qualifications:

•

As former managing partner of an international public accounting firm, Mr. Meurer brings to our Board relevant experience with financial accounting, audit and reporting issues, SEC filings and complex corporate transactions.

Ms. Lutton

Director Since May 2014

Lorraine L. Lutton was elected to the Board of Directors in 2014 and is a member of the Audit and Nominating and Corporate Governance Committees. Ms. Lutton serves as the President of St. Joseph’s Hospital, a 529 bed tertiary acute care facility in Tampa, Florida and member of the BayCare Health System. Ms. Lutton has been employed by St. Joseph’s in a variety of roles since 1992, serving most recently as Chief Operating Officer from 2004 to 2013, when she was named as President. Ms. Lutton received her bachelor’s degree in public health, health policy and administration from the University of North Carolina at Chapel Hill, and her master’s degree in business administration from the Anderson Graduate School of Management at UCLA. Ms. Lutton is a Fellow of the American College of Healthcare Executives.

Qualifications:

•	Ms. Lutton brings to our Board substantial business experience in the healthcare arena, as well as communication, planning, organizational and management skills.

Mr. Muir

Director Since May 2014

William D. Muir, Jr. was elected to the Board of Directors in 2014 and is Chairman of the Finance Committee and a member of the Compensation Committee. Mr. Muir serves as the Chief Operating Officer of Jabil Circuit, Inc. (NYSE: JBL), having been promoted to this position in 2013. From 2009 to 2013, Mr. Muir served as Jabil’s Executive Vice President and Chief Executive Officer, Global Manufacturing Services, responsible for $14B of annual revenue with commercial leadership across diversified markets, including Healthcare & Life Sciences, Enterprise & Infrastructure, High Velocity and Industrial & Clean-tech. Additionally, Mr. Muir led the global, integrated capabilities in Operations, Supply Chain and Design which underpin these diversified businesses. Previously, Mr. Muir served as Regional President for Asia, responsible for Jabil’s Operations and Business Development efforts across China, India, Vietnam, Malaysia, Singapore and Japan. In this capacity, he resided in Shanghai from 2004 through 2007 and subsequently in Singapore until 2009. Prior to his leadership role in Asia, Mr. Muir led Global Business Development efforts for Jabil across large-scale customer relationships and has also held roles leading Operations across the Americas.

Qualifications:

•

Mr. Muir brings to our Board a diverse background spanning engineering, manufacturing, supply chain, business development, and operations. He has been a leader in information technology, supply chain, security, quality, engineering innovation, and global, strategic accounts. Mr. Muir’s decade long global and domestic profit and loss responsibility also brings valuable business financial acumen to the Board.

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PROPOSAL 1: ELECTION OF DIRECTORS

Ms. Chang

Director Since March 2016

Vanessa C.L. Chang was elected to the Board of Directors in 2016 and is a member of the Audit Committee. Ms. Chang has been a director of EL & EL Investments, a private real estate investment business, since 1999. She served as chief executive officer and president of ResolveItNow.com, an online dispute resolution service from 2000 to 2002, was senior vice president of Secured Capital Corporation, a real estate investment bank in 1998, and from 1986 until 1997 she was a partner in the accounting firm KPMG Peat Marwick LLP. Ms. Chang serves as a director of Edison International and its wholly-owned subsidiary, Southern California Edison Company, a director of Transocean Ltd., and a director or trustee of sixteen funds advised by the Capital Group’s subsidiaries in the American Funds and Capital Group Private Client Services families. She is a graduate of the University of British Columbia and a Certified Public Accountant (inactive).

Qualifications:

•

Ms. Chang brings to the Board experience in accounting and financial reporting and oversight matters. She also brings experience as a director of public, private, and non-profit organizations, as well as knowledge of securities regulation and corporate governance.

Mr. Evans

Nominee for Director

Carlos E. Evans has been nominated for election as a director at the Annual Meeting. Mr. Evans retired from Wells Fargo Bank in May 2014, where he served as executive vice president and group head of the eastern division of Wells Fargo commercial banking. Mr. Evans was also responsible for the bank’s government and institutional banking group and he served on Wells Fargo’s management committee. Mr. Evans joined First Union National Bank in 2000 as the wholesale banking executive for the commercial segment prior to its merger with Wachovia Corporation in 2001. From 2006 until Wachovia’s merger with Wells Fargo in 2009, Mr. Evans was the wholesale banking executive and an executive vice president for the Wachovia general banking group, overseeing the commercial, business and community banking segments, the dealer financial services business and the government, tax exempt and not-for-profit healthcare groups. Before joining First Union, Mr. Evans served in a variety of roles at Bank of America and its predecessors including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans received his B.A. in economics from Newberry College. He is also a graduate of the Commercial Lending School in Oklahoma and the Colgate Darden Commercial Lending School at the University of Virginia. Mr. Evans is chairman emeritus of the board of the Spoleto Festival USA and chairman of the board of the Medical University of South Carolina Foundation. He is also on the boards of Queens University of Charlotte and three private companies, National Coatings and Supplies Inc., American Welding & Gas Inc. and Johnson Management.

Qualifications:

•

Mr Evans brings to the Board a vast array of experiences in commercial banking, including financial aspects of governmental, tax exempt and not-for-profit healthcare groups. Mr. Evans’ decades of experience in various management roles provides a significant level of business acumen and judgment.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.sykes.com, by clicking on “Company,” then “Investor Relations” and then on the links under the heading “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the board members are independent of the Company and its management;

•	all members of the key board committees — the Audit Committee, the Compensation Committee, the Nominating
and Corporate Governance Committee and the Finance Committee — are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•

the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications With Our Board” below.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions. In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, under the Code of Ethics adopted by the Board of Directors for all of our employees and directors, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. Pursuant to the Code of Ethics, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer, director or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

The Company’s Audit Committee reviews all conflict of interest transactions involving executive officers and directors of the Company, pursuant to its charter.

In the course of their review of a related party transaction, the Board and the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the Company;

•	the importance of the transaction to the related person;

•	whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company; and

•	any other matters the Board or Audit Committee deems appropriate.

Any member of the Board or the Audit Committee who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

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CORPORATE GOVERNANCE

Related Party Transactions. On January 25, 2008, the Company entered into a real estate lease with Kingstree Office I, LLC, an entity controlled by Mr. John Sykes, the founder, former Chairman and Chief Executive Officer of the Company, relating to the Company’s call center in Kingstree, South Carolina. On May 21, 2008, the Audit

Committee of the Board reviewed this transaction and recommended approval to the full Board, which also approved the transaction. During the year ended December 31, 2015, the Company paid $428,264 to Kingstree Office I, LLC as rent on the Kingstree facility.

Leadership Structure

In 2005, our Board of Directors separated the positions of Chairman of the Board and Chief Executive Officer, believing that an independent non-employee Chairman could provide a diversity of view and experience in consultation with the Chief Executive Officer. The Board continues to believe that the Company is best served by having this bifurcated leadership structure.

Risk Oversight

The Board has determined that the role of risk oversight will currently remain with the full Board as opposed to having responsibility delegated to a specific committee. Management has created an enterprise risk management committee which is primarily responsible for identifying and assessing enterprise risks, developing risk responses and evaluating residual risks. The chairperson of this committee reports directly to the full Board.

Director Independence

In accordance with NASDAQ rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq listing standards. Based upon these standards, at its meeting held on March 16, 2016, the Board determined that each of the following non-employee directors was independent and had no relationship with the Company, except as a director and shareholder of the Company:

(1)	Paul L. Whiting	(5)	James S. MacLeod
(2)	Lt. General Michael DeLong (Ret.)	(6)	Vanessa C.L. Chang
(3)	William J. Meurer	(7)	Lorraine L. Lutton
(4)	Iain A. Macdonald	(8)	William D. Muir, Jr.

In connection with its decision to nominate Mr. Carlos E. Evans to stand for election at the Annual Meeting, the Board has affirmatively determined that he is independent and has no previous or current relationship with the Company.

Nominations for Directors

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating Committee considers all relevant criteria including, age, skill, integrity, experience, education, time availability, stock exchange listing standards, and applicable federal and state laws and regulations. The Nominating Committee has a specific goal of creating and maintaining a board with the heterogeneity, skills, experience and personality that lend to open, honest and vibrant discussion, consideration and analysis of Company issues, and accordingly the Nominating Committee also considers individual qualities and attributes that will help create the desired heterogeneity.

The Nominating Committee may use various sources for identifying and evaluating nominees for directors including referrals from our current directors, management and shareholders, as well as input from third party executive search firms retained at the Company’s expense. If the Nominating Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Nominating Committee and each nominee

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CORPORATE GOVERNANCE

during the screening and evaluation process. The Nominating Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating Committee to be potential nominees, one or more members of the Nominating Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the full Nominating Committee which will conduct a personal interview with the candidate. During the interview, the Nominating Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board, as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Nominating Committee, as a result of the Nominating Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Nominating Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

Mr. Ian A. Macdonald, who has served on the Board for a total of 11 years, and whose term is expiring at this meeting, has notified the Board that he will retire and not stand for re-election this year. The remaining two Class II directors whose terms expire at the Annual Meeting have each been recommended to the Board by the Committee, and nominated by the Board to stand for re-election. The Committee also recommended to the Board, and the Board has nominated, Carlos E. Evans for election as a new director. Mr. Evans was recommended to the Committee for consideration by non-management members of our Board of Directors.

The Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Nominating Committee in care of our Corporate Secretary, 400 North Ashley Drive, Suite 2800, Tampa, Florida 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days’ notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

To be considered by the Nominating Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last ten years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; (4) any legal proceedings involving the nominee during the previous ten years and (5) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

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CORPORATE GOVERNANCE

Communications with our Board

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 North Ashley Drive, Suite 2800, Tampa, Florida 33602. Under the process for such communications established by the Board of Directors, the Executive Vice President and General Counsel of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Executive Vice

President and General Counsel, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized and the summary and a copy of the correspondence is forwarded to the Chairman of the Audit Committee. Additionally, at the direction of the Audit Committee, the Company has established a worldwide toll free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee as well as the Executive Vice President and General Counsel of the Company.

Meetings and Committees of the Board

The Board. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met five times during 2015, of which four were regularly scheduled meetings and one was an unscheduled meeting. The Board also acted once by unanimous written action in 2015. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2015. All of the directors attended the 2015 Annual Meeting of Shareholders on May 19, 2015.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board may also establish special committees as needed to assist the Board with review and consideration of non-routine matters. The standing committees are the Audit Committee, Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.sykes.com by first clicking on “Company,” then “Investor Relations” and then on “Documents and Charters” under the heading “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows the current membership and membership for the entire year 2015 for each of the standing Board committees.

Non-employee Directors	Audit Committee	Finance Committee	Nominating and Corporate Governance Committee	Compensation Committee
Paul L. Whiting (Chairman of the Board)	✓
Lt. General Michael P. DeLong (Ret.)			Chair	✓
Iain A. Macdonald	✓	✓
James S. MacLeod	✓	✓		Chair
William J. Meurer	Chair		✓
James K. Murray(1)		Chair		✓
Lorraine L. Lutton	✓		✓
William D. Muir, Jr.(2)		Chair		✓
Vanessa C.L. Chang (3)	✓

Employee Director
Charles E. Sykes
No. of Meetings in 2015	7	6	4	5

(1)	Mr. Murray resigned from the Board effective January 1, 2016.

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(2)	Mr. Muir became Chairman of the Finance Committee on March 15, 2016.
(3)	Ms. Chang joined the Board and was appointed to the Audit Committee on March 15, 2016.

Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. The Board has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Committee is governed by a written charter, which is reviewed on an annual basis.

Additional information about the Audit Committee is included under the heading “Audit Committee Disclosure” later in this proxy statement.

Finance Committee. The principal purpose of the Finance Committee is to assist the Board of Directors in evaluating significant investments and other financial commitments by the Company. The Committee has the authority to review and make recommendations to the Board with respect to debt and equity limits, equity issuances, repurchases of Company stock or debt, policies relating to the use of derivatives, and proposed mergers, acquisitions, divestitures or investments by the Company that require approval by the full Board. The Committee also has authority to approve capital expenditures not previously approved by the Board of Directors. The level of authority applies to capital expenditures in excess of

$2 million but less than $5 million. This authority is used, and the Committee convened only, when management recommends a decision prior to the next Board meeting. The Committee is governed by a written charter, which is reviewed on an annual basis.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to: (a) identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries; (b) recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings; (c) recommend to the Board of Directors committee appointments for directors; (d) develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and (e) monitor the Company’s compliance with good corporate governance standards. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee. The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the establishment of the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer, and to review and approve the President and Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him. This Committee also monitors the Company’s management incentive cash and equity based bonus compensation arrangements and other executive officer benefits, and evaluates and recommends the compensation policy for the directors to the full Board for consideration. The Committee also determines compensation and benefits of the Company’s non-employee directors. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee Interlocks and Insider Participation

None.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

On May 17, 2012, the shareholders approved the Fifth Amended and Restated 2004 Non-Employee Director Fee Plan (the “2004 Fee Plan”), which provided that the annual cash and equity retainer compensation amounts payable to directors under the 2004 Fee Plan would be determined by the Board of Directors on an annual basis. The 2004 Fee Plan expired pursuant to its terms in May, 2014. Prior to the expiration of the 2004 Fee Plan, at the meeting held on March 19, 2014, the Board of Directors determined to continue to pay non-employee directors the same cash compensation, and under the same terms, as was provided for in the 2004 Fee Plan, without the adoption of a new, formal compensation plan, subject to changes in the amount of the cash compensation on an annual basis as was the case under the 2004 Fee Plan. Similarly, the Board determined to continue to pay the non-employee directors the same equity compensation, but now under the Company’s 2011 Equity Incentive Plan, with each grant having the same terms as the previous grant under the 2004 Fee Plan, subject to changes in the amount of the equity compensation on an annual basis as was the case under the 2004 Fee Plan.

At the Board meeting on December 10, 2014, upon the recommendation of the Compensation Committee, the Board determined that its cash and equity compensation for the next fiscal year beginning on the date of the 2015 Annual Meeting would be increased by $5,000 (to $55,000 per year) and

$25,000 (to $100,000 per year) per member, respectively. So for 2015, all new non-employee directors joining the Board after the 2015 Annual Meeting would receive an initial grant of shares of common stock on the date the new director is elected or appointed, the number of which was determined by dividing $60,000 by the closing price of the Company’s common stock on the trading day immediately preceding the date a new director is elected or appointed, rounded to the nearest whole number of shares. The initial grant of shares vests in twelve equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares are forfeited.

Also, each non-employee director would receive, on the day after the annual shareholders’ meeting, an annual retainer for service as a non-employee director (the “Annual Retainer”). The Annual Retainer consisted of shares of the Company’s common stock and cash. For 2015, the total value of the Annual Retainer was $155,000, payable $55,000 in cash and the remainder paid in stock, the amount of which was determined by dividing $100,000 by the closing price of the Company’s common stock on the date of 2015 Annual Meeting, rounded to the nearest whole number of shares.

In addition to the Annual Retainer award, for 2015 the non-employee Chairman of the Board receives an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board to receive an additional annual cash award in the following amounts:

Position	Amount
Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation Committee
Chairperson	$15,000
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The annual grant of shares vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The annual grant of cash, including all amounts paid to a non-employee Chairman of the Board and all amounts paid to non-employee directors serving on committees of the Board, vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly

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DIRECTOR COMPENSATION

anniversary of the date of grant. The award lapses with respect to all unpaid cash and unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares and unpaid cash are forfeited.

At the Board’s regularly scheduled meeting on December 9, 2015, upon the recommendation of the Compensation Committee, the Board determined that the amount of the cash and equity compensation payable to non-employee directors beginning on the date of the 2016 annual shareholders’ meeting would remain unchanged.

The Board may pay additional cash compensation to any non-employee director for services on behalf of the Board over and above those typically expected of directors, including but not limited to service on a special committee of the Board. Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board.

The following table contains information regarding compensation paid to the non-employee directors during fiscal year ending December 31, 2015, including cash and shares of the Company’s common stock.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lt. General Michael DeLong (Ret.)	73,750	100,010					173,760
Lorraine L. Lutton	71,250	100,010					171,260
Iain A. Macdonald	71,250	100,010					171,260
James S. MacLeod	86,250	100,010					186,260
William J. Meurer	81,250	100,010					181,260
William D. Muir, Jr.	68,750	100,010					168,760
James K. Murray, Jr.	73,750	100,010					173,760
Paul L. Whiting	163,750	100,010					263,760

(1)

Amounts shown include the cash portion of the annual retainers and amounts paid for services on Board committees paid to each non-employee director in 2015. The fees earned by Mr. Whiting include $100,000 for service as non-employee Chairman of the Board.

(2)

The amounts shown in column (c) represent the Annual Retainer amounts paid in shares of the Company’s common stock. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). See Notes 1 and 24 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016 for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) is intended to assist our shareholders in understanding our compensation philosophy, strategy, program design, policies, and practices, with a focus on our 2015 compensation decisions and results for our Named Executive Officers (NEOs). For 2015, our NEOs were as follows:

Name	Title
Charles E. Sykes	President and Chief Executive Officer (“CEO”)
John Chapman	Executive Vice President and Chief Financial Officer
Lawrence R. Zingale	Executive Vice President and General Manager
Andrew J. Blanchard	Executive Vice President, Financial Services, Insurance and Healthcare
James T. Holder	Executive Vice President, General Counsel and Corporate Secretary

Executive Summary

Sykes is a complex global business serving sophisticated and demanding clients. Our business and financial strategies require careful expense management while providing superior customer service and value. This requires experienced executive leadership with sound business judgment, a passion for service excellence, and the ability to understand and implement the Company’s strategic growth plan, including leveraging our proprietary technology and effectively managing our global customer response team.

Our compensation philosophy and strategy has been, and continues to be, focused on the following principles and objectives:

•	Provide market competitive total compensation opportunities

•	Emphasize variable incentives (short-term and long-term) over fixed compensation (salary)

•	Establish performance measures and goals that will align pay and performance

•	Encourage long-term stock ownership to create strong shareholder alignment

•	Adopt appropriate governance practices, processes, and policies

•	Maintain a simple program that is easy to understand and communicate

2015 Compensation Actions

Heading into 2015, the Compensation Committee was satisfied with the overall design of the executive compensation program and believed that it was accomplishing the objectives above. Accordingly, only minimal changes were made for 2015, as summarized below:

•	Each NEO received a salary increase, with the size of the increase based on individual executive performance, changing roles and responsibilities, and external market pay data

•	No changes to short-term or long-term incentive opportunities, except for Mr. Chapman to reflect his appointment as Chief Financial Officer

•

No changes to the short-term incentive plan design, except for Mr. Zingale and Mr. Blanchard where additional measures of revenue and Plan Adjusted Operating Income[1] for their respective areas of responsibilities were added to the consolidated Plan Adjusted Operating Income used for the other NEOs

•

No changes to the long-term incentive plan design, which remained a mix of Performance Shares (50%), Stock Appreciation Rights (SARs) (30%), and Restricted Stock (20%); with Performance Shares tied to 3-year Revenue and Plan Adjusted Operating Income goals

[1]

The additional measures of revenue are discussed and Plan Adjusted Operating Income is defined in the “Elements of Compensation” section under the heading “Performance-Based Annual Cash Incentive Compensation” on page 22.

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COMPENSATION DISCUSSION AND ANALYSIS

2015 Company Performance Results

The Company achieved solid performance results in 2015, as evidenced by the following performance highlights on key measures used in our short-term and long-term incentive plans:

•	Revenue increased 1.7% year over year, on a constant currency basis[2]

•	Plan Adjusted Operating Income increased 28% year over year

•	EMEA and Major Market Client Revenue goals were achieved at 101.9% of target

•	EMEA Adjusted Operating Income goals were achieved at 115.1% of target

•	FHP Revenue goals were achieved at 109.5% of target

•	New Sales goals were achieved at 126.5% of target

•	3 Year Cumulative Revenue for 2013 – 2015 was $3.877 billion, which was 100.5% of target

•	3 Year Cumulative Adjusted Operating Income for 2013 – 2015 was $275.1 million, which was 113.2% of target

2015 Executive Compensation Results

These strong financial results yielded the following strong executive compensation results for 2015:

•

Short-term incentives for 2015 were earned at 124.5% of target for each NEO, except for Mr. Zingale who earned 122.9% of target and Mr. Blanchard who earned 130.7% of target which are blended percentages of the actual results discussed in detail on page 22 under the heading “Performance-Based Annual Incentive Compensation.”

•	Performance shares for the 2013 – 2015 period were earned at 168.2% of target

The Committee believes that these pay results are aligned with the Company’s performance results, and are indicative of the intended linkage between pay and performance. Additionally, the SARs and Restricted Stock awards, in conjunction with our executive stock ownership guidelines, create further alignment between executive compensation and long-term shareholder value creation.

2016 Executive Compensation Actions

In considering changes for 2016, the Compensation Committee focused on the following observations:

•	Strong shareholder support for the existing executive compensation structure, as expressed by the 2015 Say on Pay vote results where 94.7% of our shareholders voted FOR our program

•	Strong pay and performance alignment achieved with respect to 2015 and the 3-year period covering 2013 – 2015

•	Strong executive support of the existing executive compensation structure and plan designs

•	Strong alignment with market practices and trends, based on information and analysis provided to the Committee by its independent consultant

Accordingly, no changes were made to the executive compensation program for 2016, except for select salary increases based on individual executive performance, changing roles and responsibilities, and competitive market pay data.

[2]

See the Company’s Current Report on Form 8-K filed with the SEC on February 29, 2016, for a reconciliation of the Non-GAAP (generally accepted accounting principles) financial measures to their most directly comparable GAAP financial measures.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to enhance shareholder value by attracting and retaining the talent and experience best suited to manage, guide and build our business. This requires fair and competitive base salaries and benefits designed to attract qualified executives, as well as carefully designed incentive compensation programs to link the interests of the executives to the long-term interests of our shareholders.

In evaluating and determining the complete compensation packages for the Company’s executive officers generally, and the NEOs specifically, the Committee reviews relevant market data provided by its outside independent compensation consultant, which includes an evaluation of the executive compensation packages paid to similarly situated executives of similarly situated companies. Although the market pay data is only one of many factors considered when making executive compensation determinations, the Committee generally seeks to position pay opportunities within a range of 80% to 120% of the 50th percentile pay level of similarly situated executives. However, variations from this objective may occur as dictated by the experience level of the individual executive.

A significant percentage of the target total compensation to our NEOs and other executive officers consists of performance-based incentives which align the interests of our

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COMPENSATION DISCUSSION AND ANALYSIS

executives with those of our shareholders. Although there is no pre-established policy for the allocation between either cash and non-cash or short-term and long-term performance-based incentive compensation, in 2015 the Committee continued the basic structure utilized in recent years, which determined performance-based incentives as a percentage of base salary, which percentage was validated against current market pay data. A significant percentage of the target total direct compensation to our executive officers is in the form of non-cash, long-term equity incentive awards. A chart showing the relative percentages between base salary and target short-term and long-term incentive compensation of the NEOs for 2015 is included below in the section of this CD&A entitled “Elements of Compensation.”

Roles and Responsibilities in Determining Executive Compensation

The Role of the Compensation Committee. The Committee has been charged with the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee’s goal is to ensure that the form and amount of compensation and benefits paid to our executive team, specifically including the NEOs, is fair, reasonable and sufficiently competitive to attract and retain high quality executives who can lead the Company to achieve the goals that the Board believes will maximize shareholder value. For executives other than the CEO, executive compensation matters are first considered by the Committee, which then makes recommendations to the Board. As it relates to the compensation of the Company’s CEO, the Committee meets first with the CEO to obtain information regarding performance, objectives and expectations, discusses the matter with the Board and then makes a final compensation determination. The CEO is not present during voting or any deliberations regarding his compensation.

The Role of the Chief Executive Officer. The Committee meets periodically with the CEO to discuss and review executive compensation. The CEO provides the Committee with the appropriate business context for executive compensation decisions as well as specific recommendations for each of the executives, including the NEOs. Additionally, the Chairman of the Committee meets periodically with the CEO to discuss the Committee’s views on the CEO’s compensation and proposals for adjustments to be considered by the Committee.

The Role of Senior Management. The Committee periodically meets with representatives of our Human Resources, Finance, and Legal departments. These individuals provide the Committee with requested data, information, and advice regarding our executive compensation program, specifically with regard to incentive plan designs, performance measures and goals, and disclosure. These representatives are not involved in conversations regarding their own compensation.

The Role of Outside Independent Consultants. In accordance with the Committee’s charter, the Committee has the authority to retain any outside counsel, consultants or other advisors to the extent deemed necessary and appropriate, including the sole authority to approve the terms of engagement and fees related to services provided. Since 2010, the Committee has utilized Pearl Meyer (“Pearl Meyer”) as its independent executive compensation consultant.

During 2015, at the Committee’s request, Pearl Meyer provided the following services:

•	Attended all Committee meetings. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality;

•	Provided research, market data, survey information and design expertise to assist the Company in evaluating executive and director compensation programs;

•	Advised the Committee on all principal aspects of executive and director compensation, including the competitiveness of program design and award values; and

•	Provided specific analyses with respect to the compensation of the Company’s executive officers.

Pearl Meyer is directly engaged by, and its activities are dictated by, the Committee. Pearl Meyer and its affiliates provide services only to the Committee and are prohibited from providing services or products of any kind to the Company.

In 2015, the Committee assessed the independence of Pearl Meyer and considered whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in the NASDAQ listing rules. Based on that assessment, the Committee determined that Pearl Meyer was independent and that its work did not raise any conflicts of interest.

The Role of Peer Group Data. In making its compensation decisions for 2015, the Committee compared the Company’s pay and performance levels against a peer group of twelve publicly traded companies which the Committee believes compete with the Company in the customer contact management industry for executive talent (the “Compensation Peer Group”). Pearl Meyer and the Committee annually review the composition of the Compensation Peer Group is to determine whether there are new companies which should be added, or existing companies which should be deleted. For its analysis in 2015, the Committee eliminated two companies from the 2014 Compensation Peer Group due to the fact that their market capitalization and enterprise values had decreased in relative size to an extent that comparisons to the Company were no longer deemed valid. Three companies, comparable to the Company, were added.

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COMPENSATION DISCUSSION AND ANALYSIS

The companies included in the Compensation Peer Group and used as the basis for comparison and analysis by the Committee with respect to 2015 compensation decisions were:

•	Genpact Limited
•	Kforce Inc.
•	Convergys Corporation
•	FTI Consulting, Inc.
•	West Corporation
•	Ciber, Inc.
•	CDI Corp.
•	TeleTech Holdings, Inc.
•	Acxiom Corporation
•	Alliance Data Systems Corporation
•	Syntel, Inc.
•	ExlService Holdings, Inc.

In addition to proxy-reported data from the above peer group companies, Pearl Meyer gathers survey-reported pay data from various reputable compensation surveys containing relevant pay data for comparable roles in comparable organizations. Neither Pearl Meyer nor the Committee are aware of the specific companies reporting pay data within the various surveys used, but the data is selected based on industry and revenue size comparability to the Company.

As in prior years, the competitive market analysis and data are one of many factors considered by the Committee and the Board in making its final pay determinations. Other important factors include the current and expected performance of the Company, the current and expected performance of the executive and ensuring that our executive compensation program is internally consistent and equitable.

Executive Compensation Analysis

As in prior years, the Committee requested, reviewed, and discussed an independent analysis of the Company’s executive compensation program provided by Pearl Meyer. The analysis included a review of compensation competitiveness, pay and performance alignment, our LTIP design, and an overall risk assessment of the executive compensation program. The following were the significant findings from this analysis:

•	Base salaries were generally positioned slightly below the 50th percentile;

•	Target total cash compensation (salary plus target short-term incentive opportunity) was slightly below the 50th percentile;

•	Long-term incentive grant values were positioned near the 50th percentile and the aggregate equity grant rate (as a percent of shares outstanding) was at the 50th percentile;

•	Total direct compensation (target total cash compensation plus long-term incentive grant value) was positioned slightly below the 50th percentile;

•	Company performance (across a variety of financial and operating metrics) on a 1-year and 3-year basis was generally positioned at the 50th percentile; and

•	The overall program strikes a balance between risks and rewards, and is not believed to encourage executives to take undue risks that could materially harm the Company.

The above analysis reflects our executive team in the aggregate. As expected, there is variation by executive (with regard to pay competitiveness) and by performance measure (with regard to relative performance). This analysis was completed in August 2014 and was one of many inputs into the Committee’s decisions with regard to our 2015 executive compensation program.

Results of the 2015 Shareholder Advisory Vote to Approve Compensation of Our NEOs. At our 2015 Annual Meeting of Shareholders, our shareholders had the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in our 2015 proxy statement. Approximately 97.4% of the votes cast on this proposal voted to approve, on an advisory basis, the 2014 compensation of our named executive officers. The Committee believes that the results of this vote indicate that our shareholders generally support our executive compensation program. The Committee considered that support when making executive compensation decisions for fiscal 2015. As a result, the Committee recommended that the executive compensation structure for 2015 remain substantially the same, utilizing a combination of base salary, short-term incentive and long-term incentive compensation, with total compensation being weighted heavily toward equity-based compensation. The long-term equity incentive compensation program designs for performance cycles beginning in 2013, 2014 and 2015 are shown below in the tables under the heading “Performance-Based, Long-Term Equity Incentive Compensation” in this CD&A. The Committee will continue to monitor and consider the outcome of shareholder advisory votes when making future decisions regarding our executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The compensation program for our executives includes several direct compensation components. Those components are base salary, annual cash incentive awards and equity-based incentive awards, which are granted in the form of time-based restricted stock (or restricted stock units), performance–based restricted stock (or restricted stock units), and time-based SARs.

The relative percentages between base salary, annual cash incentive targets and long-term, equity-based incentive targets as compared to total target compensation for the NEOs for 2015 were as follows:

Name	Total Direct Compensation	Base Salary	Annual Cash Incentive	Long-Term Equity Incentive
Charles E. Sykes	100%	16%	18%	66%
John Chapman	100%	31%	22%	47%
Lawrence R. Zingale	100%	27%	19%	54%
Andrew J. Blanchard	100%	27%	19%	54%
James T. Holder	100%	40%	20%	40%

Our executives are also permitted to participate in our 401(k) plan which is available to all employees, as well as our non-qualified executive deferred compensation plan. The purpose of the deferred compensation plan is to provide our executives with the ability to take advantage of tax deferred savings which may not be fully available to them under our 401(k) plan.

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COMPENSATION DISCUSSION AND ANALYSIS

The key elements of our 2015 executive compensation program were as follows:

Type of Compensation	Element of Compensation	Description	Rationale
Base Salary		• Fixed amount of annual cash compensation	• Attracts and retains talented, experienced executives
Short-Term Incentive Awards	Annual Performance-Based Cash Incentive Award

•     Variable cash amount based on achievement of Company (and sometimes individual) performance goals

•     Award value generally based on a percentage of the executive’s base salary and achievement of Plan Adjusted Operating Income performance targets

•     Threshold performance (80% of target performance measures) paid out at 50% of target, maximum performance (120% of target performance measures) paid out at 150% of target

•     Motivates executives to achieve and exceed annual goals

•    Attracts talent by offering a compensation opportunity that awards performance

•     Maximizes short-term profitability and drives shareholder value

Long-Term Incentive Awards	Stock Appreciation Rights

•    Entitles recipient to receive, at the time of exercise, shares with a market value equal to the difference between the exercise price of the SARs (the closing price of the underlying shares on the grant date) and the market price of the underlying shares on the date of exercise

•     Vest ratably over a three-year period

• Value tied to the appreciation of the value of our Common Stock • Balances short-term and long-term decision making
	Time-Based Restricted Stock (or Stock Unit) Awards	• Share-based element of incentive compensation. • Vest ratably over a three-year period	• Time-based vesting blends a short-term award with long-term incentive • Rewards longevity
Performance-Based Restricted Stock (or Stock Unit) Awards

•     Variable amount of shares paid out to the executive at the end of a three-year performance period

•     Award value based on a percentage of the executive’s base salary in the year of grant and achievement of revenue and Plan Adjusted Operating Income performance targets

•     1/3 of the amount of shares paid out are tied to gross revenue, 2/3 of the shares paid out are tied to Plan Adjusted Operating Income

•    Threshold performance (95% of target performance measures) paid out at 50% of the target pay out, maximum performance (110% of target performance measures) paid out at 200% of target payout

• Rewards achievement of long-term performance goals • Balances short-term and long-term decision making • Maximizes long-term profitability and drives shareholder value

Base Salary

Base salary is designed to provide each of our NEOs with a fixed amount of annual compensation that is competitive with the marketplace. Base salaries for the NEOs are determined for each executive based on his or her position and responsibility, and are further informed by using market data provided to the Committee by Pearl Meyer. During its review of base salaries for executives, the Committee primarily considers:

•	the market data provided by Pearl Meyer;

•	internal review of the executive’s compensation, both individually and relative to other officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to the base salaries of our executive leadership team, other than the President and CEO, are based on the Committee’s assessment of the individual’s performance, with input from the President and CEO. Merit increases for the President and CEO are determined by the Committee based upon the Committee’s assessment of performance, with input from the Board, and after consultation with Pearl Meyer. The Committee determined that the CEO’s base salary would be increased in 2015, and the Committee recommended to the

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COMPENSATION DISCUSSION AND ANALYSIS

full Board, which approved base salary increases for the remaining NEOs, all as set forth in the table below:

Named Executive Officer	Base Salary Before Increase	Base Salary After Increase	Percentage Increase
Charles E. Sykes	$625,000	$700,000	8.5%
John Chapman	$330,000	$365,000	10.6%
Lance R. Zingale	$412,000	$424,360	3.0%
Andrew J. Blanchard	$387,500	$399,125	3.0%
James T. Holder	$324,728	$350,057	7.8%

Performance-Based Annual Cash Incentive Compensation

The annual cash incentive component of the total direct compensation paid to our executive leadership team is designed to:

•	Reward achievement of pre-determined annual corporate (and sometimes individual) performance goals;

•	Reward current performance by basing payment on the achievement of quantifiable performance measures that reflect contributions to the success of our business; and

•	Encourage actions by the executives that contribute directly to our operating and financial results.

In fiscal year 2015, the annual cash incentive opportunity for the President and CEO and all other executive officers was determined based solely upon the achievement of pre-determined corporate financial goals.

At the beginning of the year, the Committee sets minimum, target and maximum levels for the portion of the cash incentive component of total direct compensation that is determined by reference to corporate financial performance. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal and maximum performance represents the highest level likely to be attained. No annual performance-based cash incentive compensation determined by reference to corporate financial performance is paid to any executive of the Company if our financial results do not exceed the threshold determined for that year.

At the beginning of each year, the Committee also sets the award percentage tied to salary for the President and CEO and recommends an award percentage for each of the other members of the executive leadership team that they will receive if the performance goals are met. The Committee’s goal in setting target award levels is to create a compensation program such that the potential incentive awards, when combined with each officer’s base salary, will provide a fully competitive total cash compensation opportunity, with the portion of compensation “at risk” (i.e., the target award level) being reflective of the level of that officer’s accountability for contributing to the Company’s bottom line financial results, and the degree of influence that officer has over results. In setting these percentages, the Committee considers these factors as well as data from the market assessment provided by Pearl Meyer.

For 2015, the Committee met with management and reviewed the Company’s operating plan for 2015 to establish the target financial goals of the Company on which the annual performance-based cash incentive compensation awards would be based. Except for Messrs. Zingale and Blanchard, the performance measure selected for the 2015 short-term incentive plan was Plan Adjusted Operating Income.

The Company defines “Plan Adjusted Operating Income” as operating income less:

•	depreciation and amortization related to asset write-ups in connection with acquisitions;

•	costs to obtain synergies in connection with acquisitions;

•	transaction costs associated with entity acquisitions and dispositions;

•	restructuring and impairment charges related to acquisitions and dispositions referenced above; and

•	any effect (positive or negative) from foreign currency exchange rate fluctuations.

The Committee believes that Plan Adjusted Operating Income, as defined, is generally an effective and appropriate measure of the Company’s operating performance on an annual basis to use in its evaluation of executive compensation. The performance target for 2015 was Plan Adjusted Operating Income of $99.6 million. The Company’s actual Plan Adjusted Operating Income for 2015 was $109.4 million. This performance result yielded a short-term incentive payout equal to 124.5% of the targeted payout for each participant.

Based on discussions with management and Pearl Meyer, the Committee determined that the unique responsibilities of Mr. Zingale over EMEA operations and Major Market Client Accounts, warranted that components of his short term incentive compensation to be based upon pre-determined EMEA and Major Market Client revenue goals as well as EMEA operating income. Accordingly, the Committee recommended, and the Board approved short term cash incentive goals for Mr. Zingale of which 50% were based upon Plan Adjusted Operating Income targets, 25% of which were based upon EMEA and Major Market Client revenue targets, and 25% of which were based upon EMEA operating income targets. The 50% of Mr. Zingale’s short term incentive compensation based upon Plan Adjusted Operating Income targets was earned at 109.8% of the goal resulting in a payout of 124.5% of target (as was the case for all the other NEOs), the 25% of Mr. Zingale’s short term incentive compensation based upon EMEA and Major Market Client revenue goals was earned at 101.9% of the goal resulting in a payout of 104.75% of target, and the 25% of Mr. Zingale’s short term incentive compensation based upon EMEA operating income was earned at 115.1% of the goal resulting in a payout of 137.75% of target.

Similarly, based on discussions with management and Pearl Meyer, the Committee determined that the unique responsibilities of Mr. Blanchard for growing revenue in the Financial, Healthcare and Products vertical (FHP) and for new sales development, warranted that components of his short term incentive compensation to be based upon pre-determined FHP revenue goals as well as New Sales goals.

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COMPENSATION DISCUSSION AND ANALYSIS

Accordingly, the Committee recommended, and the Board approved short term cash incentive goals for Mr. Blanchard of which 50% were based upon Plan Adjusted Operating Income targets, 25% of which were based upon FHP revenue targets, and 25% of which were based on New Sales goals. The 50% of Mr. Blanchard’s short term incentive compensation based upon Plan Adjusted Operating Income targets was earned at 109.8% of the goal resulting in a payout of 124.5% of target (as was the case for all the other NEOs), the 25% of Mr. Blanchard’s short term incentive compensation based upon FHP revenue goals was earned at 109.5% of the goal resulting in a payout of 123.75% of target, and the 25% of Mr. Blanchard’s short term incentive compensation based upon New Sales goals was earned at 126.5% of the goal resulting in a payout of 150% of target.

The Company’s 2015 annual incentive plan compensation is summarized in the table below:

Named Executive Officer	Base Salary	Threshold Award Percentage(1)	Target Award Percentage (1)	Maximum Award Percentage (1)	Target Annual Incentive Award	2015 Annual Cash Incentive Award	2015 Award Percentage(1)
Charles E. Sykes	$682,507	55%	110%	165%	$750,758	$934,694	137%
John Chapman	$377,152	35%	70%	105%	$264,006	$328,688	87%
Lawrence R. Zingale	$430,704	35%	70%	105%	$301,493	$370,459	86%
Andrew J. Blanchard	$405,091	35%	70%	105%	$283,564	$370,582	91%
James T. Holder	$343,066	25%	50%	75%	$171,533	$213,558	62%

(1)	As a percentage of the respective NEO’s base salary.

Discretionary Bonuses

The Committee believes that discretionary bonuses should be a rare occurrence because such bonuses do not support our philosophy of aligning the long-term interests of our executive officers with those of our shareholders. Consistent with its past practices, the Committee did not award any discretionary bonuses to any of the NEOs for 2015 performance.

Performance-Based, Long-Term Equity Incentive Compensation

The performance-based, long-term equity incentive compensation component of total direct compensation for our executive officers is designed to encourage them to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company. The Committee utilizes a combination of time-based restricted stock (or restricted stock units for executives and key employees in foreign countries who would incur unfavorable tax consequences due to local tax laws if they were to receive restricted stock), performance-based restricted stock (or restricted stock units) and time-based SARs. The Committee believes these components of performance-based, long-term equity incentive compensation directly align the interests of the Company’s executive officers with the interests of its shareholders by requiring achievement of both long-term operating results that are the drivers of long-term value creation and actual increases in the Company’s stock price. For 2015, the grant mix for the NEOs was as follows:

The performance-based restricted stock award is earned based on cumulative performance over a 3-year performance period. The time-based restricted stock award and SARs vest ratably over a 3-year period (i.e., 1/3 of the award vests at the end of the first year of the period, 1/3 vests at the end of the second year of the period and 1/3 vests at the end of the third year of the period).

The Committee’s goal in setting target long-term equity incentive award levels is to create a complete compensation program, such that the potential annual cash and long-term equity incentive awards, when combined with each officer’s base salary, will provide a fully competitive total compensation opportunity, with a significant portion of “at risk” compensation. In setting award percentages (which are tied to

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COMPENSATION DISCUSSION AND ANALYSIS

salary), the Committee considers the level of each executive officer’s accountability for contributing to bottom line financial results, and the degree of influence that executive officer has over results, as well as data from the market assessment provided by Pearl Meyer.

With respect to the performance-based restricted stock, the Committee meets with management each year to review the proposed operating plan for the upcoming year, and in conjunction with the Board’s approval of its operating plan, together with growth goals for the succeeding two years, sets the financial targets for the next three-year performance cycle. The Committee first utilized this method for determining long-term incentive compensation on a three-year performance cycle for the performance cycle beginning January 1, 2005 and has continued utilizing this method for the three-year performance period beginning in 2015. The performance-based restricted stock awards are paid out at 50% of target payout for attaining 95% of the target performance measure (the threshold performance goal) and at 200% of the target payout for attaining 110% of target performance measure (the maximum performance goal), with straight-line interpolation between threshold and target and between target and maximum. Below is a discussion of the specific design elements of each performance-based restricted stock grant that was either awarded in or has a payout potential in the years covered by this proxy statement. The amount each NEO received as performance-based, long-term equity incentive compensation for each of the three-year measurement periods beginning in 2013, 2014 and 2015 is reported in the “Stock Awards” column of the Summary Compensation Table on page 31 of this proxy statement.

2015 - 2017 Performance Cycle

The Committee set the 2015 - 2017 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	75%	30%	45%
Lawrence R. Zingale	100%	40%	60%
Andrew J. Blanchard	100%	40%	60%
James T. Holder	50%	20%	30%

The performance stock awards will be paid to our NEOs following completion of fiscal 2017, if earned. The shares of restricted stock and SARs were granted in fiscal 2015, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the restricted stock and SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2015 - 2017 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$298,355,000	$314,058,000	$345,464,000
Revenue	1/3	$3,877,383,000	$4,081,456,000	$4,489,602,000

The 2015 - 2017 performance cycle LTIP target award values for the performance stock awards, which will be paid to our NEOs following completion of fiscal 2017, if earned, and the number and value of shares of restricted stock and the number of shares underlying SARs awarded are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,290,000	51,476	$516,000	20,590	94,736
John Chapman	$273,750	10,924	$109,500	4,369	20,104
Lawrence R. Zingale	$412,000	16,441	$164,800	6,576	30,257
Andrew J. Blanchard	$387,500	15,463	$155,000	6,185	28,457
James T. Holder	$162,364	6,479	$64,946	2,591	11,923

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COMPENSATION DISCUSSION AND ANALYSIS

(1)

The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2015, 1/3 of the award vesting after fiscal 2016 and 1/3 of the award vesting after fiscal 2017.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2015, 1/3 of the award vesting after fiscal 2016, and 1/3 of the award vesting after fiscal 2017. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on April 3, 2015, with an exercise price of $25.06. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. Unexercised SARs expire 10 years after the grant date.

2014 - 2016 Performance Cycle

The Committee set the 2014 - 2016 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	50%	20%	30%
Lawrence R. Zingale	100%	40%	60%
Andrew J. Blanchard(1)	—	—	—
James T. Holder	50%	20%	30%

(1)	Mr. Blanchard was not employed by the Company at the time of these equity grants.

The performance stock awards will be paid to our NEOs following completion of fiscal 2016, if earned. The shares of restricted stock and SARs were granted in fiscal 2014, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the restricted stock and SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2014 - 2016 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$242.750,000	$255.526,000	$281.078,000
Revenue	1/3	$3,899.779,000	$4,105.030,000	$4,515.534,000

The 2014 - 2016 performance cycle LTIP target award values for the performance stock awards, which will be paid to our NEOs following completion of fiscal 2016, if earned, and the number and value of shares of restricted stock and the number of shares underlying SARs awarded are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,250,000	63,227	$500,000	25,291	104,167
John Chapman	$165,000	8,346	$66,000	3,338	13,750
Lawrence R. Zingale	$400,000	20,233	$160,000	8,093	33,333
Andrew J. Blanchard(3)	$—	—	$—	—	—
James T. Holder	$153,174	7,748	$61,269	3,099	12,764

(1)

The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2014, 1/3 of the award vesting after fiscal 2015 and 1/3 of the award vesting after fiscal 2016.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2014, 1/3 of the award vesting after fiscal 2015, and 1/3 of the award vesting after fiscal 2016. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on March 28, 2014, with an exercise price of $19.77. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

(3)	Mr. Blanchard was not employed by the Company at the time of these equity grants.

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COMPENSATION DISCUSSION AND ANALYSIS

2013 - 2015 Performance Cycle

In 2013, the Committee set the 2013 - 2015 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman(1)	27%	13%	N/A
Lawrence R. Zingale	100%	40%	60%
Andrew J. Blanchard(2)	—	—	—
James T. Holder	50%	20%	30%

(1)	Mr. Chapman was not an executive officer of the Company at the time of this grant and was therefore not eligible to participate in the grant of SARs.
(2)	Mr. Blanchard was not employed by the Company at the time of these grants.

The SARs were granted in fiscal 2013, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that were be used by the Committee for calculating award values for performance stock awards granted for the 2013 - 2015 performance period were:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$230,905,000	$243,058,000	$267,364,000
Revenue	1/3	$3,666,644,000	$3,859,625,000	$4,245,588,000

The 2013 - 2015 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,250,000	81,967	$500,000	32,787	123,355
John Chapman(3)	$51,128	3353	$25,555	1,676	NA
Lawrence R. Zingale	$400,000	26,230	$160,000	10,492	39,474
Andrew J. Blanchard(4)	$—	—	$—	—	—
James T. Holder	$153,174	10,044	$61,269	4,018	15,116

(1)

The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2013, 1/3 of the award vesting after fiscal 2014 and 1/3 of the award vesting after fiscal 2015.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2013, 1/3 of the award vesting after fiscal 2014, and 1/3 of the award vesting after fiscal 2015. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on March 26, 2013 with an exercise price of $15.25. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

(3)	Mr. Chapman was not an executive officer of the Company at the time of these grants and was therefore not eligible to participate in the grant of SARs.
(4)	Mr. Blanchard was not employed by the Company at the time of these grants.

The Company’s cumulative revenue for the 2013 – 2015 performance period was $3.877 billion, which exceeded the threshold performance requirement for a payout under the terms of the award for the 2013 – 2015 performance period and resulted in an equity payout at 104.6% of the target for this portion of the Long Term Incentive Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s cumulative Plan Adjusted Operating Income for the 2013 - 2015 performance period was $275.139 million, and resulted in an equity payout of 200%, the target for this portion of the Long Term Incentive Plan

The Outstanding Equity Awards At Fiscal Year-End table later in this proxy statement shows the number of shares underlying outstanding SARs granted between 2009 and 2015 and held by each NEO, which have exercise prices between $15.21 and $23.88, based on the market price of the Company’s common stock on the grant date.

Executive Deferred Compensation

Participation in the Company’s Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) is limited to employees at the Director level and above within the Company’s organizational structure (in ascending order, Directors, Senior Directors, Executive Directors, Vice Presidents, Global Vice Presidents, Senior Vice Presidents, Executive Vice Presidents and the President). Participants in the Deferred Compensation Plan may elect to defer any amount of base compensation and bonus. The Company matches a portion of amounts deferred by participants at the level of Vice President and above on a quarterly basis as follows: 50% match on salary deferred, up to a total match of $12,000 per year for Executive Vice Presidents and above and $7,500 per year for Senior Vice Presidents, Global Vice Presidents and Vice Presidents. No match is made on deferrals by other participants. The matching contributions made to the Deferred Compensation Plan by the Company are made in the form of Company common stock.

Compensation deferred by a participant while participating in the Deferred Compensation Plan is deferred until such participant’s retirement, termination, disability or death, or a change in control of the Company, as defined in the Deferred Compensation Plan, and in such event is paid out to the participant or his beneficiary. Under current tax law, a participant does not recognize income with respect to deferred compensation until it is paid to him or her. Upon payment, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of stock received, and the Company will be entitled to a deduction equal to the income recognized by the participant.

Distributions of a participant’s deferred compensation and Company common stock contributed as matching contributions are made (or in the case of an election to receive annual installment distributions, the installments commence) as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made on the first day of the second month following the death or disability.

A participant in the Deferred Compensation Plan forfeits any undistributed matching contributions if the participant is terminated for “cause” as defined in the Deferred Compensation Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company. In addition, participants that terminate their employment (for reasons other than death, disability or retirement) less than seven years after the date they begin making contributions to the Deferred Compensation Plan risk forfeiture of all or a portion of the Company’s matching contributions and earnings, as outlined below:

Years of Participation in the Deferred Compensation Plan Prior to Termination	Effect of Termination on Matching Contribution and Earnings
Less than 3	Forfeited
3 or more, but less than 5	Forfeits 67%
5 or more, but less than 7	Forfeits 33%
7 or more	Retains 100%

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for Senior Vice Presidents, Executive Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Other Elements of the Compensation Program

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the NEOs and other members of the senior management team, which vary by position from 150% to 400% of base salary. These guidelines, which allow the executives five (5) years beginning on August 1, 2013 to acquire the required amount of stock, were originally adopted in 2006 and updated in 2013. The Committee reviews the stock ownership of the Company’s executive officers on an annual basis to ensure that the executive officers are aware of where each stands in relation to the established guidelines. For purposes of the guidelines, stock ownership includes fully vested stock options, directly held common stock and fully vested matching shares under the Company’s Executive Deferred Compensation Plan. There are no additional stock holding period requirements for shares acquired upon exercise of SARs or upon the vesting of performance-based restricted stock.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback and Anti-Hedging Policies

The Board has not yet adopted specific clawback and anti-hedging policies beyond the requirements already created by various provisions of Sarbanes-Oxley. However, the Board intends to adopt fully compliant clawback and anti-hedging policies as soon as practicable following the issuance of final rules and regulations by the SEC in enacting the requirements of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act.

Change-in-Control Provisions

We have change-in-control provisions in the employment agreements with Messrs. Sykes, Chapman, Zingale and Blanchard. We also have change-in-control provisions in all of the equity incentive agreements with all of our executives and key employees. The change-in-control provision in the employment agreement with Mr. Sykes is a modified “double-trigger” arrangement which permits him to terminate his agreement for “good reason,” the definition of which includes a change-in-control. The change-in-control provisions in the three other employment agreements are “double-trigger” arrangements, meaning that payments are only made if there is a change-in-control of the Company and the executive officer’s employment is terminated without cause, or the executive officer terminates employment for good reason, as such terms are defined in their respective employment agreements. All of our employment agreements with the NEOs, and the other executive officers, contain severance agreements ranging from one to three years of compensation and benefits in the event of termination by the Company other than for cause. These agreements are discussed in greater detail beginning on page 41 under the heading “Employment Agreements.” We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating, among other things, to a change-in-control of the Company.

Perquisites and Other Personal Benefits

The Company provides its NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. These amounts represent mainly Company matches to the Deferred Compensation Plan, excess group term life insurance premiums and additional compensation paid to the NEOs related to the cost of executive physicals and other health and welfare benefits. The NEOs are also permitted to fly in business class when traveling overseas on business and are permitted to attend sporting events utilizing Company paid tickets that are not otherwise utilized in connection with business development. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Mitigating Compensation Risks

Although the responsibility for oversight of enterprise risk management lies with the full Board, the Committee annually reviews and conducts an assessment of the risks associated with the Company’s compensation policies and practices. Based on its assessment conducted in 2015, the Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, the Committee evaluated each of the following key elements of the Company’s compensation plans and practices for its executive officers:

•	Performance and pay horizons are appropriate and not overweight in short-term incentives;

•	The relationship between the incremental achievement levels and corresponding payouts in the Company’s incentive plans are appropriate and have caps on payouts;

•	The incentive plans employ a reasonable mix of performance metrics and are not concentrated on a single metric;

•	Criteria for payments are closely aligned with our strategic goals and shareholder interests;

•	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds; and

•	Equity compensation plans for executive officers consist of a balanced mix of performance-based restricted stock awards, time-based SARs, and time-based restricted stock awards.

28    SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Tax and Accounting Implications

Deductibility of Executive Compensation. As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year that is paid to certain individuals. The Company believes that compensation paid under its management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet the requirements of Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation. The Company believes its agreements containing deferred compensation components comply with the final regulations issued in connection with the American Jobs Creation Act of 2004 and the tax rules applicable to non-qualified deferred compensation arrangements. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 36 under the heading “Nonqualified Deferred Compensation.”

SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement    29

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James S. MacLeod, Chairman

Lt. Gen. Michael DeLong (Ret.)

William D. Muir, Jr.

30    SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to, or earned by, each of the named executive officers for the fiscal years ending December 31, 2015, December 31, 2014 and December 31, 2013. The Company has entered into employment agreements with each of the named executive officers which are summarized under the section entitled “Employment Agreements” below. When setting the total compensation for each of the named executive officers, the Committee considers all of the executive’s current compensation, including equity and non-equity based compensation.

The named executive officers did not receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2015, December 31, 2014 or December 31, 2013. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” were paid in accordance with parameters determined by the Committee on March 17, 2015, March 18, 2014 and March 19, 2013, respectively, and were paid in March 2016, March 2015 and March 2014, respectively.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Charles E. Sykes	2015	682,507	—	1,805,974	773,993	934,694	—	46,696	4,243,864
President and Chief	2014	635,773	—	1,750,001	750,002	966,851	—	30,132	4,132,759
Executive Officer	2013	624,998	—	1,749,999	749,998	512,499	—	30,021	3,667,515
John Chapman(4)	2015	377,152	—	383,242	164,250	328,688	—	32,517	1,332,162
Executive Vice President	2014	293,876	—	230,992	99,000	189,706	—	145,853	959,427
& Chief Financial Officer
Lawrence R. Zingale	2015	430,704	—	576,806	247,200	370,459	—	41,535	1,666,705
Executive Vice President,	2014	406,467	—	560,005	239,998	342,144	—	28,803	1,577,417
General Manager Major Markets	2013	400,005	—	560,011	240,002	261,243	—	27,675	1,488,935
Andrew J. Blanchard(5)	2015	405,091	—	542,499	232,494	370,582	—	30,879	1,581,545
Executive Vice President,
Financial Services, Healthcare and Retail
James T. Holder	2015	343,066	—	227,294	97,411	213,558	—	34,160	915,489
Executive Vice President,	2014	316,243	—	214,445	91,901	218,603	—	24,385	865,577
General Counsel and	2013	306,342	—	214,446	91,905	125,600	—	24,721	763,014
Corporate Secretary

(1)

The amounts shown in column (e) and (f) represent awards pursuant to long term incentive bonus programs (restricted stock and stock appreciation rights, respectively) established by the Compensation Committee. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation” (formerly FAS 123(R)). See Notes 1 and 24 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016 for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.

(2)

The amounts in column (g) reflect the cash awards to the named individuals pursuant to annual performance based incentive programs established by the Committee and discussed in more detail on page 22 “Performance Based Annual Cash Incentive Compensation.”

(3)	The amounts shown in column (i) reflect for each named executive officer:

•	matching contributions allocated by the Company to each of the named executive officers pursuant to the Executive Deferred Compensation Plan described in more detail on page 27 under the heading “Nonqualified Deferred Compensation;”

•	reimbursement for premiums attributable to increased coverage for vision, dental and group medical insurance benefits;

•	the cost of premiums for term life and disability insurance benefits; and

•	the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ 401(k) Savings Plan and Trust.
(4)	Mr. Chapman became a named executive officer in 2014.
(5)	Mr. Blanchard became a named executive officer in 2015.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executives in 2015, including (i) the grant date, (ii) the estimated future payouts under the non-equity incentive plan awards, (iii) the estimated future payouts under equity incentive plan awards, which consist of shares of restricted stock, (iv) all other stock awards which consist of shares of the Company’s stock contributed as matching contributions under the Executive Deferred Compensation Plan, (v) all other option awards, which consist of Stock Appreciation Rights and the base price of those Stock Appreciation Rights, and (vi) the fair value of the equity awards on the date of grant.

	(b) Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(i) All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	(j) All Other Option Awards: Number of Securities Underlying Options (#)(4)	(k) Exercise or Base Price of Option Awards ($/sh)	(l) Grant Date Fair Value of Stock and Option Awards ($)
(a) Name		(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
Charles E. Sykes	2/4	354,750	709,500	1,064,250	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	482	—	24.85	11,978
	4/3	—	—	—	25,738	51,476	102,952	—	—	25.06	1,289,989
	4/3	—	—	—	—	—	—	20,590	—	25.06	515,985
	4/3	—	—	—	—	—	—	—	94,736	25.06	773,993
John Chapman	2/4	127,750	255,500	383,250	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	155	—	24.85	3,852
	4/3	—	—	—	5,462	10,924	21,848	—	—	25.06	273,755
	4/3	—	—	—	—	—	—	4,369	—	25.06	109,487
	4/3	—	—	—	—	—	—	—	20,104	25.06	164,250
	6/30	—	—	—	—	—	—	138	—	24.25	3,347
	9/30	—	—	—	—	—	—	154	—	25.50	3,927
	12/31	—	—	—	—	—	—	27	—	30.78	831
Lawrence R. Zingale	2/4	144,200	288,400	432,600	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	178	—	24.85	4,423
	4/3	—	—	—	8,220	16,441	32,881	—	—	25.06	412,011
	4/3	—	—	—	—	—	—	6,576	—	25.06	164,795
	4/3	—	—	—	—	—	—	—	30,257	25.06	247,200
	6/30	—	—	—	—	—	—	156	—	24.25	3,783
	9/30	—	—	—	—	—	—	147	—	25.50	3,749
Andrew J. Blanchard	2/4	135,625	271,250	406,875	—	—	—	—	—	—	—
	4/3	—	—	—	7,732	15,463	30,926	—	—	25.06	387,503
	4/3	—	—	—	—	—	—	6,185	—	25.06	154,996
	4/3	—	—	—	—	—	—	—	28,457	25.06	232,494
James T. Holder	2/4	81,182	162,364	243,546	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	140	—	24.85	3,479
	4/3	—	—	—	3,240	6,479	12,958	—	—	25.06	162,364
	4/3	—	—	—	—	—	—	2,591	—	25.06	64,930
	4/3	—	—	—	—	—	—	—	11,923	25.06	97,411
	6/30	—	—	—	—	—	—	123	—	24.25	2,983
	9/30	—	—	—	—	—	—	137	—	25.50	3,494
	12/31	—	—	—	—	—	—	65	—	30.78	2,001

(1)	These amounts are based on the individual’s current salary and position.
(2)

Where amounts are shown in columns (f) and (h), then the amounts shown in column (f) reflect the Long-Term Incentive Stock Grant minimum which is 50% of the target amount shown in column (g), and the amount shown in column (h) is 200% of such target amount. The target amount shown is an absolute target. These amounts are based on the individual’s current salary and position. The grant date fair value of the long-term incentive plan awards are based upon the target amounts shown in column (g).

(3)

The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer as matching contributions pursuant to the Executive Deferred Compensation Plan and the service based restricted stock portion of the Long-Term Incentive Stock Grants.

(4)

The amounts shown in column (j) reflect the number of Stock Appreciation Rights granted to each named executive officer as part of the Long-Term Incentive awards as described in more detail on page 23 under the heading “Performance-Based, Long-Term, Equity Incentive Compensation.” The actual number of shares underlying the Stock Appreciation Rights cannot be determined until such time as the Stock Appreciation Rights vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. The fair value of the Stock Appreciation Rights included in column (l) is the amount determined pursuant to FASB ASC Topic 718 (formerly FAS Statement 123(R)).

32    SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by the named executives as of December 31, 2015. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date; unvested Stock Appreciation Rights; the number of shares and market value of unvested matching contributions to the Executive Deferred Compensation Plan; and the number of shares of long term incentive (“LTI”) restricted stock together with the market value of those shares.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles E. Sykes
2013-2015 LTI PS(2)	—	—	—	—	—	—	—	144,398	4,444,570
2013-2015 LTI RS(3)	—	—	—	—	—	—	—	10,929	336,395
2013-2015 SARs(4)	—	41,119	—	15.25	03/26/23	—	—	—	—
2014-2016 LTI PS(5)	—	—	—	—	—	—	—	104,957	3,230,576
2014-2016 LTI RS(6)	—	—	—	—	—	—	—	16,861	518,982
2014-2016 SARs(7)	—	69,445	—	19.77	03/28/24	—	—	—	—
2015-2017 LTI PS(8)	—	—	—	—	—	—	—	66,575	2,049,179
2015-2017 LTI RS(9)	—	—	—	—	—	—	—	20,590	633,760
2015-2017 SARs(10)	—	94,736	—	25.06	04/03/25	—	—	—	—
John Chapman
2013-2015 LTI PS(2)	—	—	—	—	—	—	—	5,906	181,787
2013-2015 LTI RS(3)	—	—	—	—	—	—	—	559	17,206
2014-2016 LTI PS(4)	—	—	—	—	—	—	—	13,854	426,426
2014-2016 LTI RS(6)	—	—	—	—	—	—	—	2,226	68,516
2014-2016 SARs(7)	4,583	9,167	—	19.77	03/28/24	—	—	—	—
2015-2017 LTI PS(8)	—	—	—	—	—	—	—	14,129	434,891
2015-2017 LTI RS(9)	—	—	—	—	—	—	—	4,369	134,478
2015-2017 SARs(10)	—	20,104	—	25.06	04/03/25	—	—	—	—
Lawrence R. Zingale
2010-2012 SARs(1)	14,719	—	—	23.88	01/05/20	—	—	—	—
2013-2015 LTI PS(2)	—	—	—	—	—	—	—	46,208	1,422,282
2013-2015 LTI RS(3)	—	—	—	—	—	—	—	3,498	107,668
2013-2015 SARs(4)	—	13,158	—	15.25	03/26/23	—	—	—	—
2014-2016 LTI PS(5)	—	—	—	—	—	—	—	33,586	1,033,777
2014-2016 LTI RS(6)	—	—	—	—	—	—	—	5,396	166,089
2014-2016 SARs(7)	—	22,222	—	19.77	03/28/24	—	—	—	—
2015-2017 LTI PS(8)	—	—	—	—	—	—	—	21,263	654,475
2015-2017 LTI RS(9)	—	—	—	—	—	—	—	6,576	202,409
2015-2017 SARs(10)	—	30,257	—	25.06	04/03/25	—	—	—	—
Andrew J. Blanchard
2015-2017 LTI PS(8)	—	—	—	—	—	—	—	19,999	615,569
2015-2017 LTI RS(9)	—	—	—	—	—	—	—	6,185	190,374
2015-2017 SARs(10)	—	28,457	—	25.06	04/03/25	—	—	—	—
James T. Holder
2013-2015 LTI PS(2)	—	—	—	—	—	—	—	17,694	544,621
2013-2015 LTI RS(3)	—	—	—	—	—	—	—	1,340	41,245
2013-2015 SARs(4)	—	5,039	—	15.25	03/26/23	—	—	—	—
2014-2016 LTI PS(5)	—	—	—	—	—	—	—	12,862	395,892
2014-2016 LTI RS(6)	—	—	—	—	—	—	—	2,066	63,591
2014-2016 SARs(7)	—	8,510	—	19.77	03/28/24	—	—	—	—
2015-2017 LTI PS(8)	—	—	—	—	—	—	—	8,379	257,906
2015-2017 LTI RS(9)	—	—	—	—	—	—	—	2,591	79,751
2015-2017 SARs(10)	—	11,923	—	25.06	04/03/25	—	—	—	—

(1)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2010-2012 performance measurement period. The SARs vested 1/3 each year on January 5, 2011, 2012, and 2013, and expire in January 2020.

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EXECUTIVE COMPENSATION

(2)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2013-2015 performance measurement period. The shares vest on March 15, 2016 if the performance measures have been met.

(3)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2013-2015 performance measurement period. The shares vest 1/3 each year on March 15, 2014, 2015 and 2016, provided the employee is still in the employ of the Company.

(4)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2013-2015 performance measurement period. The SARs vest 1/3 each year on March 15, 2014, 2015, and 2016, provided the employee is still in the employ of the Company.

(5)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2014-2016 performance measurement period. The shares vest on March 15, 2017 if the performance measures have been met.

(6)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2014-2016 performance measurement period. The shares vest 1/3 each year on March 15, 2015, 2016 and 2017, provided the employee is still in the employ of the Company.

(7)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2014-2016 performance measurement period. The SARs vest 1/3 each year on March 15, 2015, 2016, and 2017, provided the employee is still in the employ of the Company.

(8)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2015-2017 performance measurement period. The shares vest on March 15, 2018 if the performance measures have been met.

(9)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2015-2017 performance measurement period. The shares vest 1/3 each year on March 15, 2016, 2017 and 2018, provided the employee is still in the employ of the Company.

(10)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2015-2017 performance measurement period. The SARs vest 1/3 each year on March 15, 2016, 2017, and 2018, provided the employee is still in the employ of the Company.

34    SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table provides information for the named executive officers on (1) SAR exercises during 2015, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon vesting of matching contributions under the Executive Deferred Compensation Plan, and the value realized upon the vesting of such shares.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles E. Sykes
EDC Matching Contr.(1)	—	—	482	11,978
2012 LTIP Restricted (Performance) Shares	—	—	27,132	662,292
2013 LTIP Restricted (Service) Shares – 2nd Tranche	—	—	10,929	259,236
2014 LTIP Restricted (Service) Shares – 1st Tranche	—	—	8,430	199,960
2008 SARS	15,432	123,300	—	—
2009 SARS	67,947	419,216	—	—
2010 SARS	49,381	97,751	—	—
2011 SARS	88,028	632,898	—	—
2012 SARS	104,690	1,114,928	—	—
2013 SARS	82,236	872,516	—	—
2014 SARS	34,722	211,431	—	—
John Chapman
EDC Matching Contr.(1)	—	—	474	11,956
2012 LTIP Restricted (Performance) Shares	—	—	1,165	28,438
2012 LTIP Restricted (Service) Shares – 3rd Tranche	—	—	588	14,353
2013 LTIP Restricted (Service) Shares – 2nd Tranche	—	—	559	13,259
2014 LTIP Restricted (Service) Shares – 1st Tranche	—	—	1,112	26,377
Lawrence R. Zingale
EDC Matching Contr.(1)	—	—	481	11,955
2012 LTIP Restricted (Performance) Shares	—	—	7,441	181,635
2013 LTIP Restricted (Service) Shares – 2nd Tranche	—	—	3,497	82,949
2014 LTIP Restricted (Service) Shares – 1st Tranche	—	—	2,697	63,973
2008 SARS	4,706	31,997	—	—
2009 SARS	13,501	161,041	—	—
2011 SARS	23,672	306,524	—	—
2012 SARS	9,572	89,864	—	—
2013 SARS	26,316	230,520	—	—
2014 SARS	11,111	131,634	—	—
Andrew J. Blanchard
EDC Matching Contr.(2)	—	—	—	—
James T. Holder
EDC Matching Contr.(1)	—	—	465	11,956
2012 LTIP Restricted (Performance) Shares	—	—	3,103	75,744
2013 LTIP Restricted (Service) Shares – 2nd Tranche	—	—	1,339	31,761
2014 LTIP Restricted (Service) Shares – 1st Tranche	—	—	1,033	24,503
2010 SARS	6,170	41,582	—	—
2012 SARS	3,991	37,466	—	—
2013 SARS	5,039	44,433	—	—
2014 SARS	4,254	46,144	—	—
(1)

Reflects the Company’s matching contributions in the form of shares of its common stock held for the account of the named executive officer in the Executive Deferred Compensation Plan which vested during fiscal year ended December 31, 2015.

(2)	Mr. Blanchard did not participate in the Executive Deferred Compensation Plan.

Pension Benefits

The Company does not maintain any pension plans for the benefit of its executive officers.

SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement    35

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Pursuant to the Company’s Executive Deferred Compensation Plan, certain executives, including the named executive officers, may defer all or any portion of their base salary, and all or any portion of their performance based non-equity incentive compensation. Deferral elections are made on or before December 31st of each year for amounts to be deferred from income earned with respect to the following year. The table below shows the investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2015, as reported by the Compensation Committee of the Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Vanguard Prime Money Market Investor Fund	NA	Goldman Sachs Mid Cap Value A Fund	-9.46%
Prudential Total Return Bond A Fund	-0.30%	Principal MidCap S&P 40-0 Index R3 Fund	-2.88%
PIMCO Real Return A Fund	-3.14%	Goldman Sachs Small Cap Value A Fund	-5.77%
Janus Balanced S Fund	0.22%	Principal SmallCap S&P 600 Index R3 Fund	-2.76%
John Hancock Disciplined Value A Fund	-5.20%	Voya SmallCap Opportunities A Fund	-1.55%
Principal LargeCap S&P 500 Index R3 Fund	0.67%	Manning & Napier World Opp. A Fund	-5.91%
MainStay Large Cap Growth R2 Fund	5.82%

Distributions of the participants’ deferred compensation and any vested Company stock matching contributions are made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made as soon as administratively feasible.

In the event the participant terminates employment (for reasons other than death, disability or retirement) without participating in the plan for three years, the matching contributions and earnings attributable thereto are forfeited. In the event that a participant terminates employment after three years but less than five years of participation in the Plan, the participant forfeits 67% of the matching contribution and earnings. In the event a participant terminates employment after five years but less than seven years of participation in the Plan, the participant forfeits 33% of the matching contribution and earnings.

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for the Senior Vice Presidents, Executive Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Participants forfeit undistributed matching contributions if the participant is terminated for “cause” as defined in the Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company.

The following table shows information regarding contributions by the named executive officers, the Company’s matching contributions, aggregate earnings on contributions during fiscal year 2015, and the aggregate balance at year end.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Charles E. Sykes	96,685	11,978	45,406	—	703,380
John Chapman	30,172	11,957	2,291	—	54,542
Lawrence R. Zingale	34,456	11,955	32,045	—	478,593
Andrew J. Blanchard	—	—	—	—	—
James T. Holder	27,445	11,957	41,295	—	573,033

(1)	The amounts shown are included in the amounts of “salary” in column (c) of the Summary Compensation Table.
(2)	The amounts shown are included in the amounts of “Other Compensation” in column (i) of the Summary Compensation Table.
(3)	The amounts shown include 100% of the aggregate executive and Company contributions which have all been reported in the Summary Compensation Table.

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Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2015:

	(a)		(b)		(c)
	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	141,856			(2)	3,428,758
Equity compensation plans not approved by shareholders	105,427	(3)			N/A	(3)
Totals	247,283				3,428,758

(1)	Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan and the 2011 Equity Incentive Plan.
(2)	Represents the weighted average exercise price of stock options only.
(3)

Represents shares of common stock of Sykes issued as matching grants under the Deferred Compensation Plan for executives described above. There is no specific number of shares reserved for issuance under the Executive Nonqualified Deferred Compensation Plan.

Shares awarded under all of the above plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market. For a summary of the terms of Sykes’ equity compensation plans, see Note 24 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016 and incorporated herein by reference.

Potential Payments upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the named executive officers of the Company who were employed by the Company at the end of 2015 in the event of a termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of a disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2015, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Depending upon the date of a termination, such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	shares which have vested and for which the restrictions have lapsed under Long-Term Incentive compensation awards;
•	shares to be issued as a result of the vesting of SARs under Long-Term Incentive compensation awards;

•	amounts contributed to the Executive Deferred Compensation Plan; and

•	unused vacation pay.

Payments Made Upon Termination by the Company Without Cause, or by the Executive with Good Reason

In the event the employment of any of Messrs. Sykes, Chapman, Zingale, Blanchard or Holder is terminated by the Company for any reason other than death, disability, or cause (as defined in their respective employment agreements), or if any of Messrs. Sykes, Chapman, Zingale or Blanchard terminates his employment agreement for good reason (as defined in their respective employment agreements, other than a termination by the officer in connection with a change of control (as defined in his employment agreement)), the officer will be entitled to the following payments:

•	Mr. Sykes will be entitled to receive an amount equal to two times his annual base salary.

•	Messrs. Chapman, Zingale and Blanchard will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the maximum annual

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performance bonus he could earn under the performance based bonus plan in which he is then participating.

•	Mr. Holder will be entitled to receive an amount equal to his annual base salary.

In the event that such officer terminates his employment agreement in connection with a change of control, such officer will be entitled to receive the benefits listed under the heading “Payments Made Upon a Change of Control” below.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The Company pays for life insurance and accidental death and dismemberment coverage for its executive team in amounts equal to twice the executive’s base salary, up to a maximum of $500,000. The Company also pays for short term disability for its executives with a benefit of 70% of base salary, up to a maximum of $2,500 per week, and long term disability utilizing multiple plans. The base long term disability plan provides for a benefit to the executives of 70% of base salary, up to a maximum of $15,000 per month. The base long term disability plan is supplemented with two individual policy plans designed to provide the executives with long term disability insurance approximating 75% of covered compensation.

Payments Made Upon a Change of Control

The Company has entered into employment agreements with Messrs. Sykes, Chapman, Zingale and Blanchard which contain change of control payment provisions. Pursuant to these provisions, if Mr. Sykes terminates his employment in connection with a change of control, or if any of Messrs. Sykes, Chapman, Zingale or Blanchard terminates his employment for good reason (as defined in his employment agreement) in connection with a change of control (as defined in their employment agreement), instead of the benefits listed under the heading “Payments Made Upon Termination,” he will receive the following benefits:

Mr. Sykes. Mr. Sykes will be entitled to receive an amount equal to three times his then current annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

Messrs. Chapman, Zingale and Blanchard. Each of Messrs. Chapman, Zingale and Blanchard will be entitled to receive an amount equal to two times his then current annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for him in the year such change of control occurs by a factor of two. The maximum bonus amount is to be determined under the performance-based bonus plan in which he is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

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Mr. Holder. Mr. Holder does not have change of control provisions in his employment agreement, but under various equity incentive agreements, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option in the event of a change in control.

Charles E. Sykes

The following table shows the potential payments upon termination or a change of control of the Company for Charles E. Sykes, the Company’s President and CEO, as if such termination had occurred on December 31, 2015:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	1,290,000	1,935,000	—	1,290,000	1,935,000
Bonus Payment	—	2,128,500	—	—	2,128,500
Stock Options Vesting Acceleration	—	1,944,988	—	—	1,944,988
Stock Grants Vesting Acceleration	—	13,596,142	—	—	13,596,142
Payment for Taxes Resulting from Deferred Compensation Distribution	—	264,796	—	—	264,796
Total	1,290,000	19,869,426	—	1,290,000	19,869,426

John Chapman

The following table shows the potential payments upon termination or a change of control of the Company for John Chapman, the Company’s Executive Vice President and Chief Financial Officer, as if such termination had occurred on December 31, 2015:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	365,000	730,000	—	365,000	730,000
Bonus Payment	383,250	766,500	—	383,250	766,500
Stock Options Vesting Acceleration	—	266,309	—	—	266,309
Stock Grants Vesting Acceleration	—	1,612,841	—	—	1,612,841
Payment for Taxes Resulting from Deferred Compensation Distribution	—	20,533	—	—	20,533
Total	748,250	3,396,183	—	748,250	3,396,183

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Lawrence R. Zingale

The following table shows the potential payments upon termination or a change of control of the Company for Lawrence R. Zingale, the Company’s Executive Vice President and General Manager, Major Markets, as if such termination had occurred on December 31, 2015:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	412,000	824,000	—	412,000	824,000
Bonus Payment	432,600	865,200	—	432,600	865,200
Stock Options Vesting Acceleration	—	723,515	—	—	723,515
Stock Grants Vesting Acceleration	—	4,348,445	—	—	4,348,445
Payment for Taxes Resulting from Deferred Compensation Distribution	—	180,172	—	—	180,172
Total	844,600	6,941,332	—	844,600	6,941,332

Andrew J. Blanchard

The following table shows the potential payments upon termination or a change of control of the Company for Andrew J. Blanchard, the Company’s Executive Vice President, Financial Services, Healthcare and Retail, as if such termination had occurred on December 31, 2015:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	387,500	775,000	—	387,500	775,000
Bonus Payment	406,875	813,750	—	406,875	813,750
Stock Options Vesting Acceleration	—	162,703	—	—	162,703
Stock Grants Vesting Acceleration	—	1,142,277	—	—	1,142,277
Payment for Taxes Resulting from Deferred Compensation Distribution	—	—	—	—	—
Total	794,375	2,893,730	—	794,375	2,893,730

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James T. Holder

The following table shows the potential payments upon termination or a change of control of the Company for James T. Holder, the Company’s Executive Vice President, General Counsel and Corporate Secretary, as if such termination had occurred on December 31, 2015:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	324,728	324,728	—	—	—
Stock Options Vesting Acceleration	—	240,084	—	—	240,084
Stock Grants Vesting Acceleration	—	1,678,710	—	—	1,678,710
Payment for Taxes Resulting from Deferred Compensation Distribution	—	215,726	—	—	215,726
Total	324,728	2,459,248	—	—	2,134,520

Employment Agreements

Charles E. Sykes. The Company and Mr. Sykes are parties to an amended and restated employment agreement, dated December 30, 2008. The material terms and conditions of the agreement are summarized below. Under the agreement, Mr. Sykes serves as President and CEO of the Company. The initial term of the agreement expired on July 31, 2009, but automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 180 days prior to the expiration of any renewal term. Under the agreement, Mr. Sykes’ annual base salary was originally set at $550,000, subject to increase at the Company’s discretion. Most recently, on March 17, 2015, the Compensation Committee of the Board increased Mr. Sykes’ annual base salary to $700,000, effective as of October 2, 2015. Mr. Sykes also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Sykes an amount equal to two times his annual base salary, and Mr. Sykes is prohibited for a period of two years from soliciting the Company’s employees and competing with the Company in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If the agreement is terminated by Mr. Sykes following a change of control of the Company (as defined in the agreement) prior to the expiration of the initial term or any renewal period, the Company is required to pay Mr. Sykes an amount equal to three times his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance based bonus plan in which Mr. Sykes is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Sykes is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Sykes in connection with a change of control of the Company, all stock

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options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

“Good reason” for Mr. Sykes’ termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that made the continued performance of his duties under the agreement hazardous to his physical or mental health or his life.

The agreement provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Sykes other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for a period of one year after its termination, regardless of the reason for its termination.

The agreement provides that Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

John Chapman. The Company and Mr. Chapman are parties to an employment agreement, dated April 15, 2014, the material terms and conditions of which are summarized below.

The employment agreement provides that Mr. Chapman will serve as an executive of Sykes. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Chapman’s annual base salary is to be not less than $330,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 50% of his base salary, (ii) annual grants under Sykes’s long-term incentive plan with a target award of 100% of base salary, and (iii) standard fringe benefits provided to other executive officers. Most recently, on December 9, 2015, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Chapman’s annual base salary to $402,100, effective as of January 1, 2016.

If the agreement is terminated by Sykes for any reason other than death, disability, or cause (as defined in the agreement),

or if the agreement is terminated by Mr. Chapman for good reason (as defined below), Sykes is required to pay Mr. Chapman an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Chapman is then participating. If the agreement is terminated by Mr. Chapman for good reason within 24 months after a change in control of Sykes (as defined in the agreement), Sykes is required to pay Mr. Chapman an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Chapman in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Chapman is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Chapman is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Chapman for good reason in connection with a change of control of Sykes, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Chapman.

“Good reason” for Mr. Chapman’s termination of the agreement is defined in the agreement as: (i) Sykes’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Chapman’s principal office, or (iv) a change in reporting such that Mr. Chapman is required to report to someone other than the CEO.

The agreement provides that if Mr. Chapman’s employment is terminated by Sykes due to his death, disability or for cause, or voluntarily by Mr. Chapman other than for good reason,

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then Sykes will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Chapman may not solicit any of Sykes’s employees or compete directly or indirectly with Sykes during the term of the agreement and for one year after its expiration in any area in which Sykes’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

Lawrence R. Zingale. The Company and Mr. Zingale are parties to an employment agreement, dated September 13, 2012, the material terms and conditions of which are summarized below. The employment agreement replaced the Amended and Restated Employment Agreement between the Company and Mr. Zingale, dated as of December 29, 2008.

The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale currently serves as Executive Vice President and General Manager of Major Markets. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary is to be not less than $400,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under the Company’s long-term incentive plan with a target award of 140% of base salary, and (iii) standard fringe benefits provided to other executive officers. Most recently, on March 18, 2015, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Zingale’s annual base salary to $424,360, effective as of October 2, 2015.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Zingale for good reason (as defined below), the Company is required to pay Mr. Zingale an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Zingale is then participating. If the agreement is terminated by Mr. Zingale for good reason within 24 months after a change in control of the Company (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Zingale in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Zingale is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Zingale is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Zingale for good reason in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Zingale.

“Good reason” for Mr. Zingale’s termination of the agreement is defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Zingale’s principal office, or (iv) a change in reporting such that Mr. Zingale is required to report to someone other than the CEO.

The agreement provides that if Mr. Zingale’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Zingale other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Zingale may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

Andrew J. Blanchard. The Company and Mr. Blanchard are parties to an employment agreement, dated October 29, 2014, the material terms and conditions of which are summarized below.

The employment agreement provides that Mr. Blanchard will serve as an executive of the Company. Mr. Blanchard serves as Executive Vice President, Financial Services, Healthcare and Retail. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Blanchard’s annual base salary was originally set at $387,500, subject to increase at the Company’s discretion, and to (i) participate in a

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performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under the Company’s long-term incentive plan with a target award of 200% of base salary, and (iii) standard fringe benefits provided to other executive officers. Most recently, on March 18, 2015, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Blanchard’s annual base salary to $399,125, effective as of October 2, 2015.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Blanchard for good reason (as defined below), the Company is required to pay Mr. Blanchard an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Blanchard is then participating. If the agreement is terminated by Mr. Blanchard for good reason within 24 months after a change in control of the Company (as defined in the agreement), the Company is required to pay Mr. Blanchard an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Blanchard in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Blanchard is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Blanchard is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Blanchard for good reason in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Blanchard.

“Good reason” for Mr. Blanchard’s termination of the agreement is defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Blanchard’s principal office, or (iv) a change in reporting such that Mr. Blanchard is required to report to someone other than the CEO.

The agreement also provides that if Mr. Blanchard’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Blanchard other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Blanchard may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

James T. Holder. The Company and Mr. Holder are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Holder will serve as an executive of the Company. Mr. Holder serves as Executive Vice President, General Counsel and Corporate Secretary. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Holder’s annual base salary was originally set at $270,000, subject to increase at the Company’s discretion.

Most recently, on March 18, 2015, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Holder’s annual base salary to $350,057, effective as of October 2, 2015. He also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Holder an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Holder is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date

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EXECUTIVE COMPENSATION

otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The agreement also provides that if Mr. Holder’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Holder, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Holder may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we are providing our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Because the shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

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PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED IN THE SYKES ENTERPRISES INCORPORATED 2011 EQUITY INCENTIVE PLAN

PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED IN THE SYKES ENTERPRISES INCORPORATED 2011 EQUITY INCENTIVE PLAN

The Board of Directors, upon the recommendation of the Compensation Committee, approved and adopted the Sykes Enterprises, Incorporated 2011 Equity Incentive Plan on March 23, 2011, and the Plan was approved by the shareholders at the 2011 Annual Meeting. The 2011 Plan contains provisions designed to cause certain long-term incentive awards issued under the 2011 Plan to comply with Section 162(m) under the Internal Revenue Code.

Pursuant to Section 162(m), for federal income tax purposes we may not deduct in any year compensation in excess of $1 million paid to a “covered employee,” that is, the chief executive officer, chief financial officer and the three other most highly compensated officers of the Company. This deduction limit does not apply to “qualified performance-based compensation.” Stock options granted under the 2011 Plan should be considered qualified performance-based compensation because the stock options will be granted at no less than fair market value on the grant date. The same is true for stock appreciation rights awarded under the 2011 Plan. However, other types of awards, such as awards of restricted stock, must satisfy additional requirements in order to be considered qualified performance-based compensation. In particular, the awards must be subject to performance goals, the material terms of which have been approved by shareholders.

The material terms of the performance goals specified in the 2011 Plan for equity awards intended to qualify as performance-based compensation under Section 162(m) were approved by the shareholders at the 2011 Annual Meeting. Under Section 162(m), the material terms of the performance goals must be re-approved by the shareholders at least every 5 years. The Company intends that most long-term incentive awards issued to covered employees under the 2011 Plan will continue to comply with Section 162(m), and the Company is seeking re-approval of the same material terms of the performance goals that were approved at the 2011 Annual Meeting in order to preserve deductibility under Section 162(m) with respect to such awards intended to comply with Section 162(m) and allow us to maximize our deductions in the determination of taxable income.

For purposes of Section 162(m), the material terms of the performance goals include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects of the 2011 Plan is described below, and shareholder approval of this proposal is intended to constitute re-approval of each of these aspects of the 2011 Plan for purposes of the shareholder approval requirements of Section 162(m).

If the material terms of the performance goals specified in 2011 Plan are not approved at the 2016 Annual Meeting, the awards granted to any covered employees (as defined above) thereunder may not be fully deductible for tax purposes pursuant to Section 162(m), and our covered employees may not receive the compensation we intended to provide them. In addition, the deductibility of awards granted to our covered employees under the 2011 Plan in the future may potentially be limited. This means we may be limited in our ability to grant equity awards that satisfy the requirements for performance-based compensation under Section 162(m) and that are fully deductible, although we retain the ability to evaluate the performance of our covered employees and to pay appropriate compensation even if some of it may be non-deductible under Section 162(m).

The 2011 Plan is integral to our compensation strategies and programs. The Board believes the 2011 Plan provides the flexibility we need to keep pace with our competitors and effectively recruit, motivate and retain the caliber of executives essential for meeting our business objectives.

The amount of long-term incentive awards to be paid in the future to the Company’s current and future covered employees under the 2011 Plan cannot be determined at this time, as actual amounts will be based on the discretion of the Compensation Committee in determining the awards and also upon actual performance of the Company. The long-term incentive awards made to the Company’s covered employees during 2015 and the prior awards made to such employees that were outstanding at the end of 2015 are set forth above in this proxy statement under the heading “Executive Compensation.” Nothing in this proposal precludes the Company or the Committee from making any payment or granting awards that do not qualify as performance-based compensation under Section 162(m).

The Board is not seeking an increase in the number of shares of common stock subject to awards under the 2011 Plan or any other amendment to the terms of the Plan.

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PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED IN THE SYKES ENTERPRISES INCORPORATED 2011 EQUITY INCENTIVE PLAN

A summary of the principal features of the 2011 Plan is set forth below, and is qualified by reference to the 2011 Plan, a copy of which is attached to this proxy statement as Appendix A.

Purpose of the Plan

The purpose of the 2011 Plan is to provide incentives to certain employees of, and certain non-employees who provide services to, the Company and its subsidiaries, in order to encourage them to remain in the employ of or to faithfully provide services to the Company and its subsidiaries and to increase their interest in the Company’s success.

Administration and Duration of the 2011 Plan

The 2011 Plan is administered by the Compensation Committee of the Board, or by any other committee appointed by the Board that shall consist of not fewer than two members of the Board, each of whom shall qualify (at the time of appointment to the committee and during all periods of service on the committee) in all respects as a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act, of 1934, as amended, and as an independent director in accordance with NASDAQ rules. The Compensation Committee is authorized, subject to the provisions of the 2011 Plan, to establish such rules and regulations as it may deem appropriate for the proper administration of the 2011 Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the 2011 Plan and plan awards as it may deem necessary or advisable. Any authority granted to the Compensation Committee may also be exercised by the Board. To the extent permitted by applicable law and with certain exceptions, the Compensation Committee may delegate any or all of its powers or duties under the 2011 Plan to such person or persons as it shall appoint, pursuant to such condition or limitations as the Compensation Committee may establish.

The 2011 Plan has a duration of ten years from the date that the Board of Directors adopted the Plan. Accordingly, the 2011 Plan will terminate on March 23, 2021, unless sooner terminated by the Board. Upon such termination, the outstanding awards granted under the 2011 Plan will remain in effect until their exercise, expiration, or termination. The Board may at any time terminate the 2011 Plan, or amend the 2011 Plan as it shall deem advisable (subject to approval by the Company’s shareholders if required under NASDAQ rules or the Internal Revenue Code), including any amendment deemed by the Board to be necessary or advisable to assure conformity of the 2011 Plan and any incentive stock options granted thereunder to the requirements of Section 422 of the Code, as now or hereafter in effect and to assure conformity with any requirements of other applicable state or federal laws or regulations.

Eligibility and Extent of Participation

All employees of the Company and its subsidiaries who are designated by the Compensation Committee for participation in the 2011 Plan are eligible to receive awards under the 2011 Plan. As of the date hereof, there were approximately 38 individuals employed by the Company and its subsidiaries, as well as seven independent Board members, who are eligible to participate in the 2011 Plan. The Compensation Committee may also, in the exercise of its discretion, grant awards under the 2011 Plan to non-employees, except that incentive stock options may not be granted to non-employees.

An incentive stock option may be granted under the 2011 Plan to an employee only if the aggregate fair market value (determined as of the date the option is granted) of the common stock for which options are exercisable for the first time by such employee during any calendar year does not exceed $100,000. Except as otherwise determined by the Compensation Committee, no participant in the 2011 Plan is eligible to receive, at the time of grant, awards relating to more than 200,000 shares of common stock under the 2011 Plan during any calendar year. See “Maximum amount of performance-based compensation that can be paid to an individual” below.

Business Criteria on which the Performance Goal may be Based

The 2011 Plan allows the Company’s Compensation Committee to award long-term incentive awards in the form of restricted stock and other stock-based awards that vest on the basis of specific performance targets determined at the time of grant. Under the 2011 Plan, the performance targets for awards are required to relate to one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or other business units of the Company: (1) earnings (net of or including dividends); (2) EBIT or EBITDA; (3) gross or net revenue or changes in annual revenues; (4) cash flow(s) (including operating or net cash flow(s)); (5) financial return ratios; (6) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (7) earnings growth or EPS growth; (8) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (9) adjusted pre-tax margin; (10) pre-tax profits; (11) operating margins, operating profits; and/or operating expenses; (12) dividends; (13) net income or net operating income or adjusted income from operations; (14) growth in operating earnings or growth in EPS; (15) value of assets; (16) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (17) aggregate product price and other product measures; (18) expense or cost levels; (19) reduction of losses, loss ratios or expense

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PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED IN THE SYKES ENTERPRISES INCORPORATED 2011 EQUITY INCENTIVE PLAN

ratios; (20) reduction in fixed costs; (21) operating cost management; (22) cost of capital; (23) debt reduction; (24) productivity improvements; (25) average inventory turnover; (26) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (27) advertising efficiency; (28) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (29) employee diversity goals or employee turnover; (30) specified objective social goals; (31) safety record; (32) management of employment practices and employee benefits; (33) supervision of litigation and information technology; and (34) goals relating to acquisitions or divestitures of subsidiaries or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Maximum amount of performance-based compensation that can be paid to an individual

Under the 2011 Plan, the value of the performance-based awards made to employees if the performance goals are fully attained will not exceed the current value of the shares of restricted stock or the shares underlying other stock-based awards at the end of the performance period. The largest performance-based award that can be granted to an employee in any one calendar year is limited to 200,000 shares, except that the Compensation Committee may, in its discretion, grant options, SARs or other stock-based awards pursuant to which a participant may acquire more than 200,000 shares of stock or SARs, but, in such event, the shares of stock covered by options, SARs or other stock-based awards in excess of 200,000 shares will not be “performance-based compensation” under Section 162(m)(4)(C) of the Code. As a result, the maximum deductible amount that any covered employee could earn under the 2011 Plan under an award intended to be performance-based compensation if the performance goals for the award are fully attained would be limited to the fair market value of not more than 200,000 shares of Company stock. Using the current value of the Company’s stock on April 5, 2016, this limit would be $5,982,000, but this amount will fluctuate in the future as the trading price for Company stock changes.

Types of Awards

The 2011 Plan authorizes the Compensation Committee to grant awards in the form of options to purchase common stock, stock appreciation rights, and other stock-based awards. The employees to whom plan awards are granted and the terms of the awards granted, including the number of shares of common stock subject to such awards, shall be within the discretion of the Compensation Committee, subject to the terms and conditions set for the in the 2011 Plan.

Options to Purchase Common Stock. The 2011 Plan authorizes the Compensation Committee to grant options to purchase common stock. These options may be in the form of “incentive stock options,” which are options that meet the requirements of Section 422 of the Code, or “nonqualified stock options,” which are options that do not meet such requirements.

Except for incentive stock options granted to shareholders owning more the 10% of the voting power of all classes of the Company’s capital stock, the per share exercise price of an incentive stock option granted or to be granted pursuant to the 2011 Plan, as determined by the Compensation Committee, shall be an amount not less than 100% of the fair market value of a share of common stock on the date that the option is granted. For purposes of the 2011 Plan, the “fair market value” of a share of common stock is defined as the closing price of a share of Stock as reported by the securities market on the date preceding such grant, or, if such date is not a trading day, the closing price of a share of Stock as reported by the securities market on the last trading day preceding such date on which a sale was reported.

The term of each option granted pursuant to the 2011 Plan shall be as determined by the Compensation Committee, but in no event shall the term of an option exceed a period of ten years from the date of its grant.

Incentive stock options may be granted only to employees. No incentive stock option may be granted to any employee who immediately after such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company unless the option exercise price at the time such incentive stock option is granted is at least 110% of the fair market value of the shares subject to the incentive stock option and such incentive stock option is not exercisable by its terms after the expiration of five years from the date of its grant.

Payment of the option exercise price may be made in cash or by check, or if approved by the Compensation Committee, by delivery of shares of common stock equivalent in fair market value to the option price, or by a combination of cash and shares of common stock, at the election of the optionee and subject to the terms of the applicable stock option agreement. In the event an optionee exercises an option by surrendering shares of common stock as payment of the exercise price, the 2011 Plan permits the Compensation Committee to grant a replacement option equal to the number of share surrendered as payment.

Subject to the terms of each stock option agreement, options granted under the 2011 Plan may be exercised in whole or in

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PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED IN THE SYKES ENTERPRISES INCORPORATED 2011 EQUITY INCENTIVE PLAN

part. Upon exercise of an option, the employee must pay in full the option price for the shares of common stock being purchased.

Stock Appreciation Rights. The 2011 Plan authorizes the Compensation Committee to grant “stock appreciation rights” to eligible participants. A stock appreciation right is a right to receive, without payment to the Company, and amount of cash or shares of common stock, as determined by the Compensation Committee, equal to the amount by which the fair market value of a share of common stock exceeds the grant price at the time of exercise.

Under the 2011 Plan, stock appreciation rights may be granted either alone or in tandem with stock options. With respect to stand-alone stock appreciation rights, the grant price, term, method of exercise, method of payment, and other terms and conditions of each such right will be determined by the Compensation Committee, except that the grant price must be equal to at least the fair market value of the Company’s common stock on the grant date. Tandem stock appreciation rights will have terms and conditions corresponding to the related options. To the extent that a tandem stock appreciation right is exercised, the related option will no longer be exercisable. No stock appreciation right may have a term of more than ten years from the date of grant.

Other Stock-Based Awards. In addition to stock options and stock appreciation rights, the 2011 Plan authorizes the Compensation Committee to grant other awards that are valued or determine in whole or in part by reference to or otherwise based on the Company’s common stock. Such awards may include restricted stock, stock units, so-called “phantom stock,” and stock options containing terms or provisions differing from stock options granted pursuant to other parts of the 2011 Plan. The Board, at the recommendation of the Committee, has approved in the past, and may approve in the future, awards of performance and employment-based restricted shares for eligible participants. In some instances, where the issuance of restricted shares has adverse tax consequences to the recipient, the Board may instead issue restricted stock units (“RSUs”). The restricted shares are shares of the Company’s common stock (or in the case of RSUs, represent an equivalent number of shares of the Company’s common stock) which are issued to the participant subject to (a) restrictions on transfer for a period of time and (b) forfeiture under certain conditions. The performance goals, including revenue growth and income from operations targets, provide a range of vesting possibilities measured at the end of the performance period. If the performance conditions are met for the performance period, the shares will vest and all restrictions on the transfer of the restricted shares will lapse (or in the case of RSUs, an equivalent number of shares of the Company’s common stock will be issued to the recipient).

Shares Subject to Awards

The 2011 Plan provides for the grant of awards with respect to a maximum of 4 million shares of Sykes common stock. To the extent that awards granted under the 2011 Plan expire or terminate without having been exercised in full, the common stock subject to those expired or terminated awards will become available for further award grants under the 2011 Plan. Provision is made under the 2011 Plan for appropriate adjustment in the number of shares of common stock covered by the 2011 Plan, and covered by each award granted thereunder and any related exercise or purchase price, in the event of any change in the common stock by reason of a stock dividend, merger, reorganization, stock split, recapitalization, combination, exchange of shares or otherwise.

Changes of Control of the Company

In certain circumstances involving mergers, reorganizations, transactions involving the sale or transfer of substantially all of the assets of the Company, or the acquisition of more the 50% of the common stock by any person or group of related persons without the prior approval of the Board (a “Change in Control”), any plan awards under the 2011 Plan that are unvested as of the date of the Change in Control will immediately become fully vested as of the date of the Change of Control, and any restrictions or other conditions applicable to outstanding awards will lapse on such date.

Limitations on Transferability and Effect of Death or Termination of Employment

Except as otherwise provided by the Compensation Committee, awards granted under the 2011 Plan are generally not transferable other than by will or by the laws of descent and distribution. The Compensation Committee will determine, either in an award agreement or otherwise, the extent to which an award may be exercised subsequent to the death of the employee or the termination of the employee’s employment. However, any incentive stock options granted under the 2011 Plan must terminate not later than three months after the participant’s termination of employment for any reason other than disability or death, and it must terminate not later than twelve months after the participant’s termination of employment as a result of disability.

Repricing

Neither the Board nor the Compensation Committee will amend the plan to permit a transaction that would have the effect of repricing a stock option or SAR without obtaining shareholder approval of such amendment. For this purpose “repricing” means any transaction that would have the effect of repricing a stock option or SAR under applicable financial accounting standards or, with respect to underwater stock

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PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED IN THE SYKES ENTERPRISES INCORPORATED 2011 EQUITY INCENTIVE PLAN

options, the cancellation of such options in exchange for replacement options or a buyout of underwater stock options for cash.

Federal Income Tax Considerations

Incentive Stock Options. Under current federal tax law, the holder of an option that qualifies as an incentive stock option under Section 422 of the Code generally does not recognize income for federal income tax purposes at the time of the grant or exercise of an incentive stock option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long-term capital gain treatment upon the sale of share acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise, and the Company will not be entitled to any deduction for federal income tax purposes. If the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), the gain realized on the disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price and a corresponding deduction will be allowed to the Company.

Nonqualified Stock Options. Under current federal tax law, an optionee does not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but must recognize ordinary income upon exercise to the extent of the excess of the fair market value of the underlying shares on the date of exercise over the exercise price of the option. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the shares acquired pursuant to the exercise of a nonqualified option typically will give rise to capital gain or loss to the extent the amount realized from the sale differs from the fair market value of the shares on the date of exercise. This capital gain or loss will be long-term gain or loss if the shares sold had been held for more than one year after the date of exercise.

Stock appreciation rights. Amounts received upon the exercise of a stock appreciation right are taxed as ordinary income when received. The Company is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the participant.

Other stock-based awards. Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed as ordinary income when received. However, if such other stock-based awards consist of property subject to restrictions, such as restricted stock, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Code. The Company is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

Required Vote

The affirmative vote of the holders of a majority of the votes cast on this Proposal at the Annual Meeting will be required for approval of the material terms of the performance goals described above. Abstentions and broker non-votes will not be counted as votes cast on the Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS DESCRIBED ABOVE AND URGES EACH SHAREHOLDER TO VOTE “FOR” APPROVAL OF THIS PROPOSAL. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING “FOR” THE PROPOSAL.

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2016, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, and express an opinion thereon. Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment of, but will not be required to engage, a different auditing firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF RATIFICATION.

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AUDIT COMMITTEE DISCLOSURE

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised of four non-employee directors and operates under a written charter adopted by the Board of Directors. The Audit Committee charter was last amended on December 9, 2015. The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate. The Board of directors has also determined that in addition to the accounting and other related financial management expertise held by the various members of the Audit Committee, Mr. Meurer specifically qualifies as an “audit committee financial expert” as that term has been defined by the Securities and Exchange Commission.

Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is directly responsible for the appointment and oversight of our independent auditors, including review of their qualifications, independence and performance.

In accordance with rules established by the Securities and Exchange Commission, as well as the internal policies of Deloitte and Touche LLP, audit partners are subject to rotation requirements to limit the number of consecutive years and individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves an initial meeting between the Chair of the Audit Committee and the candidate for the role, followed by a meeting of the candidate and discussions with the full Committee and with management.

Among other duties, the Audit Committee is also responsible for:

•	Overseeing the integrity of our financial statements, our accounting and financial reporting processes and our systems of internal control over financial reporting.
•	Overseeing our compliance with financial legal and regulatory requirements.

•

The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Audit Committee (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm reports directly to the Audit Committee.

•	Reviewing and appraising the Company’s internal auditing function, including a review and approval of the Company’s internal audit plan.

•

Reviewing the Company’s quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, the Company’s internal auditors and the Company’s independent auditors.

•

Establishment of procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive regarding fraud in connection with, or the integrity of, our financial reporting. Employees are encouraged to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial wrongdoing.

•	Reviewing and discussing with the Company’s independent auditors the overall scope and plans for their audit and review and approval of the terms of the engagement letter.

•

Providing an open avenue of communication among the Company’s registered public accounting firm, financial and senior management, those involved in the Company’s internal auditing function, and the Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors which exceed $50,000. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration and approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

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AUDIT COMMITTEE DISCLOSURE

Service Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees represent fees for professional services provided in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, as well as reviews of our quarterly financial statements and statutory audits of international subsidiaries. The Audit Committee has reviewed and approved the amount of fees paid to Deloitte & Touche LLP for audit and audit related services. The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2015 and December 31, 2014 were as follows:

	2015 ($)	2014 ($)
Audit Fees(1)	2,348,205	2,489,050
Audit-Related Fees(2)	4,000	4,000
Tax Fees(3)	8,000	3,500
All Other Fees(4)	—	25,000
(1)

Fees for audit services in 2015 and 2014 consisted of (a) audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, (b) reviews of the Company’s quarterly condensed consolidated financial statements, and (c) annual stand alone statutory audits.

(2)	Fees for audit-related services in 2015 and 2014 included the Company’s subscription for accounting research tools.
(3)

Tax fees in 2015 related to a statutory review of the stock redemption treatment in a foreign jurisdiction. Tax fees in 2014 principally included advice associated with international withholding tax matters and consultation related to international tax audits.

(4)	All Other Fees in 2014 principally included assistance with responding to an SEC comment letter.

54    SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the fiscal year ended December 31, 2015, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management,

(2)	discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB, and

(3)	received the written disclosures and letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

In determining whether to reappoint Deloitte & Touche LLP as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including:

•

the length of time the firm has been engaged by the Company and its familiarity with our global operations and business, accounting policies and practices and internal control over financial reporting,

•	the quality of the Audit Committee’s ongoing discussions with Deloitte & Touche LLP and an assessment of the professional qualifications and past performance of the lead audit partner, and
•	external data relating to audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and its peers.

Based upon these evaluations, the Audit Committee recommended to the Board at the February 15, 2016 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

AUDIT COMMITTEE

William J. Meurer, Chairman

Iain A. Macdonald

Paul L. Whiting

James S. MacLeod

February 15, 2016

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement    55

SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of April 6, 2016, for each director and nominee for director, each of our current executive officers named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name	Common Stock	Options Currently Exercisable Or Exercisable within 60 days	Stock-Settled Stock Appreciation Rights Vested and Vesting within 60 days	Total Stock and Stock Based Holdings	Percent of Total Outstanding Stock
Vanessa C.L. Chang	173	—	—	173	*
Lt. Gen. Michael DeLong (Ret)	38,668	—	—	38,668	*
Lorraine L. Lutton	10,637	—	—	10,637	*
James S. MacLeod(1)	29,283	—	—	29,283	*
William J. Meurer	69,652	—	—	69,652	*
William D. Muir, Jr.	9,737	—	—	9,737	*
Charles E. Sykes(2)	675,973	—	—	675,973	1.6%
Paul L. Whiting(3)	50,316	—	—	50,316	*
John Chapman (4)	76,807	—	—	76,807	*
Andrew J. Blanchard(5)	68,140	—	—	68,140	*
Lawrence R. Zingale(6)	208,349	—	—	208,349	*
James T. Holder(7)	80,162	—	—	80,162	*
Others	203,032	—	—	203,032	*
All directors and executive officers as a group —15 persons	1,520,929	—	—	1,520,929	3.6%

*	Less than 1.0%
(1)	Includes 2,500 shares held by Mr. MacLeod in an IRA.
(2)	Includes 362,380 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 7,827 vested shares as part of the Deferred Compensation Plan.
(3)	Includes 30,200 shares owned jointly by Mr. Whiting and other family members. Excludes 300 shares of common stock held by Mr. Whiting’s wife in which Mr. Whiting disclaims beneficial ownership.
(4)	Includes 66,431 shares of restricted stock issued as part of the various equity-based, long term incentive awards and 748 vested shares as part of the Deferred Compensation Plan.
(5)	Includes 66,643 shares of restricted stock issued as part of the various equity-based, long term incentive awards.
(6)	Includes 114,018 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 5,494 vested shares as part of the Deferred Compensation Plan.
(7)	Includes 44,978 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 6,939 vested shares as part of the Deferred Compensation Plan.

56    SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of April 1, 2016, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the Company’s common stock.

	Amount and Nature of Beneficial Ownership Common Stock
Name	Shares	Percent
BlackRock, Inc.(1) 55 East 52nd Street New York, New York, 10055	3,774,029	8.8%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	3,828,906	9.0%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	3,038,106	7.1%
John H. Sykes(4) 4201 Jim Walter Boulevard Tampa, Florida 33602	2,866,479	6.7%

(1)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on January 27, 2016. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

(2)	All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”) on February 10, 2016. Vanguard is a registered investment adviser.
(3)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2016. Dimensional is a registered investment adviser.

(4)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Mr. John H. Sykes on February 12, 2016. Mr. Sykes is the beneficial owner of these shares which are owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership (“Jopar”). Mr. Sykes is the sole limited partner of Jopar and owns all of the outstanding capital stock of Jopar’s sole general partner, Jopar Investments, Inc., a North Carolina corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the year ended December 31, 2015, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis, all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except for one Form 4 filed by James S. MacLeod which was one day late reporting one sale transaction. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement    57

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATION OF DIRECTORS

Under the rules of the SEC and our Bylaws, if a shareholder wants to nominate a person to stand for election as a director at our 2017 Annual Meeting of Shareholders or introduce an item of business at such Annual Meeting and have us include such proposal in our proxy statement and form of proxy for presentation at our 2017 Annual Meeting of Shareholders, the nomination or proposal must be received by us at our principal executive offices at 400 North Ashley Drive, Tampa, Florida 33602, by December 15, 2016. The nomination or proposal should be sent to the attention of the Secretary of the Company.

Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.

The procedures for nominating a director are described above under the heading “Corporate Governance—Nominations for Directors.”

The procedures for introducing an item of business at the Annual Meeting include providing a written notice of each proposed item of business that must include:

(a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

(b)	the name and address, as they appear on the Company’s stock books, of the shareholders proposing such business,

(c)	the class and number of shares of the Company which are beneficially owned by the shareholder,

(d)	any material interest of the shareholder in such business, and

(e)	the same information required by clauses (b), (c) and (d) above with respect to any other shareholder that, to the knowledge of the shareholder proposing such business, supports such proposal.

OTHER MATTERS

Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Secretary

58    SYKES ENTERPRISES, INCORPORATED  ï  2016 Proxy Statement

SYKES ENTERPRISES, INCORPORATED 400 N. ASHLEY DRIVE TAMPA, FL 33602 ATTN: SUBHAASH KUMAR	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07812-P76728	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYKES ENTERPRISES, INCORPORATED
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of three Class II Directors and one Class III Director
	Class II Directors	For	Against	Abstain
	1a) Paul L. Whiting	☐	☐	☐			For	Against	Abstain
	1b) Lt. General Michael P. DeLong (Ret.)	☐	☐	☐

4.     To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company

5.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournments or postponements thereof

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.

							☐	☐	☐
	1c) Carlos E. Evans	☐	☐	☐
Class III Director
	1d) Vanessa C.L. Chang	☐	☐	☐
2.	Non-binding advisory vote to approve executive compensation	☐	☐	☐
3.	Vote on the approval of the material terms of the performance goals specified in the 2011 Equity Incentive Plan	☐	☐	☐

For address and/or name changes, please check this box and write them on the back where indicated.				☐
I plan to attend the Meeting.		☐	☐
		Yes	No

Please sign Proxy exactly as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give your full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  ▼

E07813-P76728

SYKES ENTERPRISES, INCORPORATED Annual Meeting of Shareholders, May 17, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Sykes Enterprises, Incorporated (the “Company”), hereby appoint(s) each of Charles E. Sykes, John Chapman and James T. Holder, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of the Company which the undersigned is/are entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at Rivergate Tower, 400 N. Ashley Drive, 20th Floor, Suite 2000, Tampa, Florida 33602, on Tuesday, May 17, 2016, at 8:00 a.m., Eastern Daylight Savings Time, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified on the reverse side and in their discretion on any other business that may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR PROPOSALS 2, 3, 4 AND 5.

Address/Name Changes:

(If you noted any Address/Name Changes above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side